AMENDMENT NO. 1 TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated and effective as of March 30, 2026 (the “Amendment No. 1 Effective Date”), is among CECO ENVIRONMENTAL CORP., a Delaware corporation (the “Company”), BANK OF AMERICA, N.A., in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), each of the Subsidiary Guarantors party hereto and each of the Lenders (as defined below) party hereto.

Recitals:

A.
The Company, the lenders party thereto prior to the effectiveness of this Amendment (the “Existing Lenders”) and the Administrative Agent have entered into a Fourth Amended and Restated Credit Agreement dated as of January 30, 2026 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).
B.
The Subsidiary Guarantors and the Administrative Agent have entered into a Third Amended and Restated Subsidiary Guaranty Agreement dated as of January 30, 2026 (the “Subsidiary Guaranty”).
C.
The Company has (i) requested that certain of the Existing Lenders and certain other Persons party hereto that have been invited to become Lenders (such Persons, the “Joining Lenders,” and together with the Existing Lenders, the “Lenders”) provide the Incremental Term A-1 Loans pursuant to the Credit Agreement and the increase in the Revolving Credit Commitments contemplated in the Credit Agreement and (ii) advised the Administrative Agent and the Lenders that it desires to otherwise amend the Existing Credit Agreement as set forth herein.
D.
Subject to the terms and conditions set forth below, the Administrative Agent and the Lenders party hereto have agreed to (i) to the extent applicable, provide the Incremental Term A-1 Loans and the increase to the Revolving Credit Commitments and (ii) so amend the Existing Credit Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1. Amendments to Existing Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein:

(a) The Existing Credit Agreement (other than the Exhibits and Schedules attached thereto) is hereby amended in its entirety to read in the form of Annex A attached hereto (as so amended, the “Credit Agreement”).

(b) Each of Exhibit A (Form of Loan Notice), Exhibit D (Form of Compliance Certificate) and Exhibit J (Form of Notice of Loan Prepayment) attached to the Existing Credit Agreement is hereby amended in its entirety to read in the form of Exhibit A, Exhibit D and Exhibit J attached hereto as Annex B.

(c) Schedule 2.01 is hereby amended in its entirety to read in the form of Schedule 2.01 attached hereto as Annex C.

(d) The Existing Credit Agreement is hereby amended to (i) replace Exhibit C (Form of Note) with a new Exhibit C-1 (Form of Revolving Credit Note) and (ii) add a new Exhibit C-2 (Form of Term Loan Note), in each case in the form attached hereto as Annex D.

(e) The Existing Credit Agreement is hereby amended to add new Exhibit K (Form of Solvency Certificate) in the form of Exhibit K attached hereto as Annex E.

The amendments to the Existing Credit Agreement and the above referenced Schedule(s) and Exhibit(s) to the Existing Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Documents are intended to be affected hereby.

Section 2. Joinder of Joining Lenders; Revised Commitments and Applicable Percentages; Reallocation of Outstanding Loans.

(a) Joining Lenders. Each Joining Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (C) from and after the Amendment No. 1 Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder with the Commitments and Loans applicable to such Joining Lender as set forth on Schedule 2.01 attached hereto (as such Commitments and Loans may be modified at any time or from time to time pursuant to the terms of the Loan Documents), (D) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitments and Loans and either it, or the Person exercising discretion in making its decision to acquire its Commitments and Loans, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to acquire its Commitments and Loans, (F) it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to acquire its Commitments and Loans, and (G) if it is a Foreign Lender, it has delivered to the Administrative Agent and the Company any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Joining Lender; and (ii) agrees that (A) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. On and after the Amendment No. 1 Effective Date, all references to the “Lenders” in the Credit Agreement and the other Loan Documents shall be deemed to include the Joining Lenders.

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(b) Reallocation. Each Lender party hereto acknowledges and agrees that its Commitments and Applicable Percentages as of the Amendment No. 1 Effective Date (after giving effect to this Amendment) are set forth on Schedule 2.01 attached hereto. Each of the parties hereto acknowledges and agrees that, on the Amendment No. 1 Effective Date, any outstanding Revolving Credit Loans and the Applicable Percentages of Swing Line Loans and L/C Obligations shall be reallocated by the Administrative Agent among the Revolving Credit Lenders in accordance with their respective Commitments set forth on Schedule 2.01 attached hereto and the requisite assignments shall be deemed to be made in such amounts among the Lenders to the extent necessary to make such reallocation, with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions. Each Lender agrees to make all payments and adjustments necessary to effect such reallocation, either directly or through the Administrative Agent, as the Administrative Agent may direct or approve.

(c) No Other Documentation. Notwithstanding anything to the contrary in the Credit Agreement, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with any assignments (all of which requirements are hereby waived) necessary to achieve the allocations of Commitments and Applicable Percentages set forth on Schedule 2.01 attached hereto and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption.

Section 3. Conditions Precedent. The effectiveness of this Amendment and the amendments and other agreements contemplated hereby is subject to the satisfaction of the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received the following:

(i)
counterparts of this Amendment, duly executed and delivered by the Company, the Subsidiary Guarantors, the Administrative Agent and all of the Lenders;
(ii)
a Note executed by the Company in favor of each Lender requesting a Note;
(iii)
a certificate of each Loan Party signed by a Responsible Officer of such Loan Party certifying and attaching (A) copies of the Organization Documents of such Loan Party (or as to no change since the last delivery to the Administrative Agent) and a good standing (or equivalent) certificate as of a recent date for such Loan Party from the relevant authority of its jurisdiction of incorporation (to the extent applicable), (B) the resolutions adopted by the board of directors (or other appropriate governing body) of such Loan Party approving or consenting to this Amendment, and (C) to the extent not previously provided to the Administrative Agent, the identity, authority, signature and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party;
(iv)
certificate of the Company signed by a Responsible Officer of the Company, certifying as to the satisfaction of the conditions set forth in Sections 2.15(f)(i), (ii) and (iii) and 4.02 of the Credit Agreement;
(v)
a certificate of the Company signed by a Responsible Officer of the Company attaching true, correct and complete copies of the Longhorn Acquisition Agreement and all amendments, restatements, supplements and other modifications thereto, in each case, as in effect as of the Amendment No.1 Effective Date; and
(vi)
favorable opinions of counsel to the Loan Parties addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as

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the Administrative Agent may reasonably request.

(b) Fees. Any fees required to be paid to the Administrative Agent, the Arrangers or the Lenders on or before the Amendment No. 1 Effective Date shall have been paid.

(c) Legal Fees and Expenses. Unless waived by the Administrative Agent, the Company shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the date hereof (or otherwise reflected in a settlement statement approved by the Company), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent or its counsel).

(d) PATRIOT Act, etc. To the extent reasonably requested by the Administrative Agent or any Lender at least five Business Days prior to the Amendment No. 1 Effective Date, the Company shall have provided to the Administrative Agent or such Lender, and the Administrative Agent or such Lender shall be reasonably satisfied with, the documentation and other information so reasonably requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least three Business Days prior to the Amendment No. 1 Effective Date. At least three Business Days prior to the Amendment No. 1 Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 1 Effective Date specifying its objection thereto.

Section 4. Representations and Warranties.

(a) In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders as follows:

(i) After giving effect to this Amendment, the representations and warranties of the Company and each other Loan Party contained in Article V of the Credit Agreement and in each other Loan Document are true and correct on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement.

(ii) No Default or Event of Default has occurred and is continuing.

(b) In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Company and each Subsidiary Guarantor represents and warrants to the Administrative Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes

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its legal, valid and binding obligation, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 5. Miscellaneous.

(a) Ratification and Confirmation of Loan Documents. Each of the Company and each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments and other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Subsidiary Guarantor, the continuation of its payment and performance obligations under the Subsidiary Guaranty and, with respect to both the Company and each Subsidiary Guarantor, the continuation and extension of the liens granted under the Collateral Documents to secure the Secured Obligations), in each case after giving effect to the amendments and other agreements contemplated hereby.

(b) Fees and Expenses. The Company shall pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent, in each case, as set forth in Section 10.04(a) of the Credit Agreement.

(c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Governing Law; Jurisdiction; Waiver of Jury Trial; Etc. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

(e) Counterparts. This Amendment may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.

(f) Entire Agreement. This Amendment, together with the Fee Letters and the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 10.01 of the Credit Agreement.

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(g) Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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The following parties have caused this Amendment to be executed as of the date first written above.

COMPANY:

CECO ENVIRONMENTAL CORP.

By: /s/ Peter Johansson

Name: Peter Johansson

Title: Senior Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:

Aarding Thermal Acoustics USA Inc.

CECO ENVIRONMENTAL IP INC.

CECO Group, Inc.

CECO INDUSTRIAL SOLUTIONS, INC.

CECO Mexico Holdings LLC

Emtrol LLC

FKI, LLC

H.M. White, inc.

KEMCO SYSTEMS CO., LLC

Met-Pro Technologies LLC

Peerless Mfg. Co.

The Kirk & Blum Manufacturing Company

Compass Water Solutions, Inc.

EnviroCare International, LLC

Transcend Solutions, LLC.

CECO Group Global Holdings LLC

CECO Peerless CHINA Holdings LLC

VERANTIS HOLDINGS, INC.

VERANTIS CORPORATION

PROFIRE ENERGY, INC.

By: /s/ Peter Johansson

Name: Peter Johansson

Title: Chief Financial Officer

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Kyle D Harding

Name: Kyle D Harding

Title: Vice President

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender and an L/C Issuer

By: /s/ Gregg Bush

Name: Gregg Bush

Title: Senior Vice President

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

CITY NATIONAL BANK, as a Lender

By: /s/ Sanjna Daphtary

Name: Sanjna Daphtary

Title: Senior Vice President

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

CITIBANK, n.a., as a Lender and an L/C Issuer

By: /s/ Marc Lalljee

Name: Marc Lalljee

Title: Authorized Signer

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

FIFTH THIRD BANK, national association, as a Lender

By: /s/ Jacob Osterman

Name: Jacob Osterman

Title: Senior Vice President

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

BMO BANK N.A., as a Lender

By: /s/ Hassan Baig

Name: Hassan Baig

Title: Director

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Alexander Jodry

Name: Alexander Jodry

Title: Vice President

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Philip Kotev

Name: Philip Kotev

Title: Sr. Corporate Banking Manager/SVP

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By: /s/ David Perlman

Name: David Perlman

Title: Authorized Signatory

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Matt Valles

Name: Matt Valles

Title: Authorized Officer

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

WELLS FARGO BANK, national Association, as a Lender

By: /s/ Rick Macias

Name: Rick Macias

Title: Executive Director

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

SOUTH State Bank, as a Joining Lender

By: /s/ Brian Combs

Name: Brian Combs

Title: Senior Vice President Middle Market Regional Director

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

hancock whitney bank, as a Joining Lender

By: /s/ Michael Doran

Name: Michael Doran

Title: SVP

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ANNEX A

Credit Agreement

Published Deal CUSIP Number: 12514DAQ8

Published Revolving Credit Facility CUSIP Number: 12514DAR6

Published Incremental Term A-1 Loan Facility CUSIP Number: 12514DAS4

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 30, 2026

among

CECO ENVIRONMENTAL CORP.

and

CERTAIN SUBSIDIARIES,

as Borrowers,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
an L/C Issuer,

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

BMO Bank, N.A.

PNC BANK, NATIONAL ASSOCIATION,

CITIBANK, N.A.,

CITY NATIONAL BANK,

JPMORGAN CHASE BANK, N.A.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

BofA SECURITIES, INC.

and

TD SECURITIES (USA) LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Section Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	50
1.03	Accounting Terms	50
1.04	Rounding	51
1.05	Times of Day	51
1.06	Letter of Credit Amounts	51
1.07	Adjustments for Specified Transactions	51
1.08	Exchange Rates; Currency Equivalents	52
1.09	Additional Alternative Currencies	52
1.10	Change of Currency	53
1.11	Interest Rates; Licensing	54
1.12	Limited Condition Transactions	54
1.13	Covenant Compliance Generally 56
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS
2.01	The Loans.	56
2.02	Borrowings, Conversions and Continuations of Loans	57
2.03	Letters of Credit	59
2.04	Swing Line Loans	68
2.05	Prepayments	71
2.06	Termination or Reduction of Commitments	74
2.07	Repayment of Loans	75
2.08	Interest	76
2.09	Fees	77
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	78
2.11	Evidence of Debt	78
2.12	Payments Generally; Administrative Agent’s Clawback	79
2.13	Sharing of Payments by Lenders	81
2.14	Designated Borrowers	82
2.15	Increase Option	84
2.16	Cash Collateral	87
2.17	Defaulting Lenders	88
2.18	Designation of Unrestricted and Restricted Subsidiaries	90
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY
3.01	Taxes	97
3.02	Illegality	101
3.03	Inability to Determine Rates	102
3.04	Increased Costs	105
3.05	Compensation for Losses	106

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3.06	Mitigation Obligations; Replacement of Lenders	106
3.07	Survival	107
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01	Conditions of Initial Credit Extension	107
4.02	Conditions to All Credit Extensions	109
ARTICLE V. REPRESENTATIONS AND WARRANTIES
5.01	Existence, Qualification and Power	113
5.02	Authorization; No Contravention	114
5.03	Governmental Authorization; Other Consents	114
5.04	Binding Effect	114
5.05	Financial Statements; No Material Adverse Effect	114
5.06	Litigation	115
5.07	No Default	115
5.08	Ownership of Property; Liens	115
5.09	Environmental Compliance	115
5.10	Insurance	115
5.11	Taxes	115
5.12	ERISA Compliance	116
5.13	Subsidiaries; Equity Investments; Loan Parties	117
5.14	Margin Regulations; Investment Company Act	117
5.15	Disclosure	117
5.16	Compliance with Laws	118
5.17	Intellectual Property; Licenses, Etc	118
5.18	OFAC	118
5.19	Solvency	118
5.20	[Reserved.]	118
5.21	Labor Matters	118
5.22	Collateral Documents	118
5.23	Representations as to Foreign Obligors	119
5.24	Anti-Corruption Laws; Sanctions; Use of Proceeds	119
5.25	Affected Financial Institution	120
5.26	Borrower ERISA Status	120
5.27	Beneficial Ownership Certification	120
5.28	Covered Entity	120
5.29	Residency for Dutch Tax Purposes	120
5.30	Fiscal Unity for Dutch Tax Purposes	120
5.31	Centre of Main Interests	120
ARTICLE VI. AFFIRMATIVE COVENANTS
6.01	Financial Statements	120
6.02	Certificates; Other Information	121
6.03	Notices	123
6.04	Payment of Obligations	123

6.05	Preservation of Existence, Etc	124
6.06	Maintenance of Properties	124
6.07	Maintenance of Insurance	124
6.08	Compliance with Laws	124
6.09	Books and Records	124
6.10	Inspection Rights	124
6.11	Use of Proceeds	125
6.12	Additional Subsidiaries	125
6.13	Compliance with Environmental Laws	126
6.14	Further Assurances	127
6.15	Approvals and Authorizations	127
6.16	Anti-Corruption Laws; Sanctions	127
6.17	Residency for Dutch Tax Purposes	127
6.18	Fiscal Unity for Dutch Tax Purposes	127
6.19	Centre of Main Interests	127
6.20	Allocation of Tax Losses upon Termination of Fiscal Unity for Dutch Tax Purposes	127
ARTICLE VII. NEGATIVE COVENANTS
7.01	Liens	128
7.02	Investments	129
7.03	Indebtedness	131
7.04	Fundamental Changes	133
7.05	Dispositions	134
7.06	Restricted Payments	135
7.07	Change in Nature of Business	136
7.08	Transactions with Affiliates	136
7.09	Burdensome Agreements	136
7.10	Use of Proceeds	137
7.11	Financial Covenants	137
7.12	Amendment or Modification of Organization Documents	139
7.13	Accounting Changes	139
7.14	Payments and Modifications of Junior Indebtedness	139
7.15	Post-Closing Actions	140
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES
8.01	Events of Default	140
8.02	Remedies Upon Event of Default	142
8.03	Application of Funds	143
ARTICLE IX. ADMINISTRATIVE AGENT
9.01	Appointment and Authority	144
9.02	Rights as a Lender	145
9.03	Exculpatory Provisions	145
9.04	Reliance by Administrative Agent	146
9.05	Delegation of Duties	146

9.06	Resignation of Administrative Agent	146
9.07	Non-Reliance on Administrative Agent, Arrangers and Other Lenders	147
9.08	No Other Duties, Etc	148
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	148
9.10	Collateral and Guaranty Matters	150
9.11	Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit	150
9.12	Certain ERISA Matters	151
9.13	Recovery of Erroneous Payments	152
ARTICLE X. MISCELLANEOUS
10.01	Amendments, Etc	152
10.02	Notices; Effectiveness; Electronic Communication	155
10.03	No Waiver; Cumulative Remedies; Enforcement	156
10.04	Expenses; Indemnity; Damage Waiver	157
10.05	Payments Set Aside	159
10.06	Successors and Assigns	159
10.07	Treatment of Certain Information; Confidentiality	164
10.08	Right of Setoff	165
10.09	Interest Rate Limitation	165
10.10	Integration; Effectiveness	165
10.11	Survival of Representations and Warranties	166
10.12	Severability	166
10.13	Replacement of Lenders	166
10.14	Governing Law; Jurisdiction; Etc	167
10.15	Waiver of Jury Trial	169
10.16	No Advisory or Fiduciary Responsibility	169
10.17	Electronic Execution; Electronic Records; Counterparts	169
10.18	USA PATRIOT Act	170
10.19	Keepwell	170
10.20	Judgment Currency	171
10.21	Amendment and Restatement; No Novation	171
10.22	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	171
10.23	Acknowledgement Regarding Any Supported QFCs	172

SCHEDULES

1.01A Specified Existing Capital Leases

1.01B Existing Letters of Credit

2.01 Commitments and Applicable Percentages

2.01LC L/C Commitments

2.10 Day Basis for Alternative Currencies

2.18 Unrestricted Subsidiaries

5.12(d) Pension Plans

5.13 Subsidiaries; Equity Investments; Loan Parties

5.21 Collective Bargaining Agreements and Multiemployer Plans

7.01 Existing Liens

7.02 Existing Investments

7.03 Existing Indebtedness

7.15 Post-Closing Actions

10.02 Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A Loan Notice

B Swing Line Loan Notice

C-1 Revolving Credit Note

C-2 Term Loan Note

D Compliance Certificate

E Assignment and Assumption

F U.S. Tax Compliance Certificates

G Letters of Credit Report

H Designated Borrower Request and Assumption Agreement

I Designated Borrower Notice

J Notice of Loan Prepayment

K Solvency Certificate

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of January 30, 2026, among CECO ENVIRONMENTAL CORP., a Delaware corporation (the “Company”), certain Restricted Subsidiaries of the Company party hereto pursuant to Section 2.14 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and each other L/C Issuer from time to time party hereto.

RECITALS:

A. The Borrowers, the lenders party thereto and the Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement, dated as of October 7, 2024 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

B. The Borrowers have requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to amend and restate the Existing Credit Agreement and extend certain credit facilities to the Borrowers.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Intercreditor Agreement” means an intercreditor agreement that is reasonably satisfactory to the Administrative Agent among the Administrative Agent and one or more representatives for the holders of any Indebtedness that is intended to be secured by the Collateral on a pari passu or junior basis with the Obligations.

“Acquisition” means, by any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) more than 50% of the voting Equity Interests of another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such Equity Interest or upon exercise of an option or warrant for, or conversion of securities into, such Equity Interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person, a division of such Person or a line or lines of business conducted by such Person.

“Act” has the meaning specified in Section 10.18.

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent hereafter may designate by written notice to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form provided by the Administrative Agent or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Lenders.

“Agreed Currency” means Dollars or any Alternative Currency, as applicable.

“Agreement” means this Fourth Amended and Restated Credit Agreement.

“Alternative Currency” means (a) with respect to Revolving Credit Loans, (i) Euro, Sterling and Canadian Dollars and (ii) each other currency (other than Dollars) that is approved in accordance with Section 1.09 with respect to Revolving Credit Loans and (b) with respect to Letters of Credit issued by any L/C Issuer, (i) Euro, Sterling, Canadian Dollars and Rupees and (ii) each other currency (other than Dollars) that is approved in accordance with Section 1.09 with respect to Letters of Credit issued by such L/C Issuer.

“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:

(a) denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and

(b) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09(c);

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error).

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Credit Commitments and (b) $75,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:

(a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b) denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) on the Rate Determination Date with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; or

(c) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.09(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.09(c);

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Amendment No. 1” means that certain Amendment No. 1 to Fourth Amended and Restated Credit Agreement dated as of the Amendment No. 1 Effective Date by and among the Company, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means March 30, 2026.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means (a) in respect of the Revolving Credit Facility, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17, and (b) in respect of the Incremental Term A-1 Loan Facility, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the sum of the aggregate unused Incremental Term A-1 Loan Commitments (if any) plus the aggregate outstanding principal amount of the Incremental Term A-1 Loans represented by such Lender’s unused Incremental Term A-1 Loan Commitment (if any) at such time plus the aggregate outstanding principal amount of such Lender’s Incremental Term A-1 Loans at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated, or if the Aggregate Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) from the Closing Date until the earlier to occur of (i) the Longhorn Acquisition Funding Date and (ii) the first Business Day immediately following the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending March 31, 2026, 1.25% per annum for Base Rate Loans and 2.25% per annum for Term SOFR Loans, Daily Simple SOFR Loans, Alternative Currency Daily Rate Loans, Alternative Currency Term Rate Loans and Letter of Credit Fees and 0.300% for the Commitment Fee, (b) from the Longhorn Acquisition Funding Date until the first Business Day immediately following the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the first full fiscal quarter ending after the Longhorn Acquisition Funding Date, 1.50% per annum for Base Rate Loans and 2.50% per annum for Term SOFR Loans, Daily Simple SOFR Loans, Alternative Currency Daily Rate Loans, Alternative Currency Term Rate Loans and Letter of Credit Fees and 0.350% for the Commitment Fee (or, if the pro forma calculation of the Consolidated Net Leverage Ratio delivered pursuant to Section 4.03 in connection with the Longhorn Acquisition reflects Pricing Level VI or no such pro forma calculation is so delivered, 2.00% per annum for Base Rate Loans and 3.00% per annum for Term SOFR Loans, Daily Simple SOFR Loans, Alternative Currency Daily Rate Loans, Alternative Currency Term Rate Loans and Letter of Credit Fees and 0.400% for the Commitment Fee) and (c) thereafter (subject, in the case of the foregoing clause (a)(ii), until the occurrence of the Longhorn Acquisition Funding Date), the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee	Term SOFR Loans, Daily Simple SOFR Loans, Alternative Currency Daily Rate	Base Rate Loans

			Loans, Alternative Currency Term Rate Loans and Letter of Credit Fee
I	Less than 1.50 to 1.00	0.175%	1.50%	0.50%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.225%	1.75%	0.75%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.250%	2.00%	1.00%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.300%	2.25%	1.25%
V	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.350%	2.50%	1.50%
VI	Greater than or equal to 3.50 to 1.00	0.400%	3.00%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level VI shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.14.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, BAS and TD Securities (USA) LLC in each case in its capacity as joint lead arranger and joint bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, and (c) in respect of any Securitization Transaction of any Person, the amount of obligations outstanding on any date of determination that would be characterized as principal if such Securitization Transaction had been structured as a secured loan rather than a sale.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2024, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date with respect to the Revolving Credit Facility, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“BAS” means BofA Securities, Inc. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Daily Simple SOFR for such date plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans are only available to U.S. Borrowers and shall be denominated in Dollars.

“Base Rate Revolving Credit Loan” means a Revolving Credit Loan that is a Base Rate Loan.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Term Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:

(a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and

(c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” and “C$” mean the lawful currency of Canada.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded, classified and accounted for as a capitalized lease or financing lease.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers, the Lenders or PSLOC Banks, as collateral for L/C Obligations, Secured Permitted Standalone Letters of Credit or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of the Company or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services (including any Treasury Management Agreement).

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).

“Cash Pooling Agreement” means any cash pooling arrangement or agreement entered into in the ordinary course of business that provides a cash management system for Foreign Subsidiaries of the

Company and is subject to customary terms; provided that no such arrangement or agreement will create any Indebtedness, or Lien on the property, of the Company or any of its Subsidiaries for any other purpose.

“CECO BV” means CECO Environmental Netherlands B.V., besloten vennootschap met beperkte aansprakelijkheid (a private limited liability company) incorporated in the Netherlands.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption, phase-in or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Replacement Revolving Credit Loans, Incremental Term A-1 Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a Replacement Revolving Credit Commitment (of the same series), an Extended Revolving Credit Commitment (of the same series), an Incremental Term A-1 Loan Commitment or an Incremental Term Loan Commitment.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties, including all of the “Collateral” referred to therein.

“Collateral Documents” means, collectively, each Security Agreement, each Security Joinder Agreement, each Pledge Agreement, each Pledge Joinder Agreement, each Pledge Agreement Supplement and each of the other security agreements, pledge agreements, collateral assignments or other similar agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Loan Commitment or a Revolving Credit Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means the Third Amended and Restated Company Guaranty Agreement dated as of the Closing Date, made by the Company in favor of the Administrative Agent for the benefit of the Secured Parties.

“Competitor” means (a) any Person (a “Direct Competitor”) that is a bona fide direct competitor of the Company or any of its Subsidiaries in the same industry or a substantially similar industry which offers a substantially similar product or service as the Company or any of its Subsidiaries, and (b) any Person whose primary business is owning a Direct Competitor.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA or any proposed Successor Rate for an Agreed Currency, Daily Simple SOFR or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “SONIA”, “Daily Simple SOFR”, “Term SOFR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods and the day basis for calculating interest for an Agreed Currency listed on Schedule 2.10) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, subject to Section 1.07, an amount equal to:

(a) Consolidated Net Income for such period,

plus

(b) the following to the extent deducted in calculating such Consolidated Net Income (without duplication):

(i) Consolidated Interest Charges for such period,

(ii) the provision for Federal, state, local and foreign income taxes by the Company and its Restricted Subsidiaries for such period,

(iii) depreciation and amortization expense for such period,

(iv) any “earn-out” or deferred purchase price and similar expenses in connection with Investments permitted hereby that reduced Consolidated Net Income for such period,

(v) (A) non-recurring cash expenses or charges (including, without limitation, as part of a restructuring, business optimization, consolidation, relocation or integration) and (B) the amount of any cost synergies, operating expense reductions and other net cost savings and integration costs, in each case projected by the Company in connection with Permitted Acquisitions, Dispositions (including the termination or discontinuance of activities constituting such business) and/or other operating improvement, restructuring, cost savings initiative or other similar initiative taken after the Closing Date that have been consummated during the applicable measurement period (calculated on a Pro Forma Basis as though such cost synergies, expense reductions and cost savings had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (1) such cost synergies, expense reductions and cost savings are reasonably identifiable, factually supportable, expected to have a continuing impact on the operations of the Company and its Restricted Subsidiaries and have been determined by the Company in good faith to be reasonably anticipated to be realizable within 18 months following any such action as set forth in reasonable detail on a certificate of a Responsible Officer of the Company delivered to the Administrative Agent, (2) no such amounts shall be added pursuant to this clause to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise and (3) the aggregate amount permitted to be added back pursuant to this clause (v) with respect to any particular period of four consecutive fiscal quarters shall not exceed the greater of (A) $5,000,000 or (B) 20% of Consolidated EBITDA for such period (calculated without giving effect to this clause (v) or Section 1.07(b)),

(vi) expenses associated with foreign exchange remeasurements; provided that the aggregate amount permitted to be added back pursuant to this clause (vi) with respect to any particular period of four consecutive fiscal quarters shall not exceed $3,000,000,

(vii) other items reducing Consolidated Net Income that do not constitute a cash charge or cash expense in such period or in any future period, including, without limitation, goodwill impairment charges, stock compensation or other stock related charges (excluding amortization of a prepaid cash item that was paid in a prior period),

(viii) fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby,

(ix) non-recurring charges, costs and expenses incurred in connection with proposed or closed Dispositions, Acquisitions or Investments (including, without limitation, legal costs and accounting fees), incurrence of Indebtedness or issuance of Equity Interests (in each case, whether or not consummated), including amendments thereof, and

(x) deferred financing costs written off and premiums paid in connection with the any early extinguishment or conversion of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing expenses written off and premiums paid), minus

(c) the following to the extent included in calculating such Consolidated Net Income:

(i) Federal, state, local and foreign income tax credits of the Company and its Restricted Subsidiaries for such period,

(ii) any gain or benefit associated with foreign exchange remeasurements, and

(iii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the remainder of (i) Consolidated EBITDA for the period of the four fiscal quarters most recently ended minus (ii) Capital Expenditures during such period (excluding (A) Capital Expenditures constituting payments in respect of Capitalized Leases and Capital Expenditures financed by Indebtedness permitted hereunder, (B) amounts expended as consideration for Acquisitions permitted hereunder to the extent such amounts would otherwise be included as Capital Expenditures and (C) Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Administrative Agent together with any Compliance Certificate delivered pursuant to Section 6.02(a)) minus (iii) Federal, state, local and foreign income taxes paid by the Company and its Restricted Subsidiaries during such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) Consolidated Interest Charges paid in cash during such period, (b) scheduled principal payments of Consolidated Funded Indebtedness during such period (it being acknowledged and agreed that, solely for purposes of calculating the foregoing, scheduled principal payments of Consolidated Funded Indebtedness shall be those originally scheduled either at the time of incurrence of such Consolidated Funded Indebtedness or as subsequently modified by an agreement expressly modifying such originally scheduled principal payments (without giving effect to any reduction in such originally scheduled principal payments as a result of the application of any principal prepayments)), (c) dividends and distributions paid in cash by the Company to its shareholders or cash redemptions by the Company of its Equity Interests (other than pursuant to Section 7.06(e)) during such period and (d) any “earn-out” or deferred purchase price and similar payments in connection with Investments that are paid in cash during such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, and without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (excluding from such calculation direct obligations with respect to (i) undrawn performance standby letters of credit, (ii) undrawn performance-based bankers’ acceptances and undrawn performance-based bank guarantees, (iii) performance-based surety bonds on which no claims have been asserted and (iv) undrawn letters of credit, undrawn bankers’ acceptances and undrawn bank guarantees securing customer contracts, but in all cases including (x) any payment and reimbursement obligations due in respect of the foregoing, and (y) all obligations with respect to financial standby letters of credit, bankers’ acceptances and bank guarantees or bonds providing assurance with respect to financial obligations), (d) all obligations in respect of the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) (i) until such time as the financial covenant set forth in Section 7.11(a)(ii) is in effect, “earnout” and similar payments in connection with Acquisitions permitted hereby and (ii) thereafter, “earnout” and similar payments in connection with Acquisitions permitted hereby solely to the extent any such “earnout” or similar payment remains contingent and has not become an earned liability on the balance sheet of such Person in accordance with GAAP), (e) Attributable Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and Securitization Transactions (for the purpose of calculating the Consolidated Net Leverage Ratio and Consolidated Secured Net Leverage Ratio only, excluding the Specified Existing Capital Leases), (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made nonrecourse to the Company or such Restricted Subsidiary (it being understood that any Indebtedness owed by the Company to any Restricted Subsidiary, by any Restricted Subsidiary to the Company or by any Restricted Subsidiary to another Restricted Subsidiary will be netted out for purposes of calculating Consolidated Funded Indebtedness to the extent such netting would be made when making calculations on “a consolidated basis” in accordance with GAAP).

“Consolidated Interest Charges” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Restricted Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters most recently ended to (b) Consolidated Interest Charges for such period.

“Consolidated Net Income” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, subject to Section 1.07, the net income (or loss) of the Company and its Restricted

Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any gains or losses that are unusual and non-recurring (excluding losses from discontinued operations), (b) any gains attributable to a sale of assets (other than inventory sold in the ordinary course of business) and the write-up of assets, (c) any equity interest of the Company or any Restricted Subsidiary of the Company in the unremitted earnings of any Person that is not a Restricted Subsidiary, (d) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary, except that the Company’s equity in any net loss of any such Restricted Subsidiary shall be included in determining Consolidated Net Income and (e) any income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or the date that such Person’s assets are acquired by the Company or any Restricted Subsidiary; provided that, to the extent not already included therein, Consolidated Net Income for any period shall be increased by the amount of cash dividends or other distributions actually paid to the Company or any Restricted Subsidiary by any Person that is not a Restricted Subsidiary during such period in respect of the income earned by such Person in such period or in any prior period (to the extent not previously included in Consolidated Net Income) (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Company as described in the foregoing clause (d)).

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness as of such date minus (ii) 100% of unrestricted cash or Cash Equivalents of the Loan Parties maintained in the United States or Canada with a Lender to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Tangible Assets” means, as of any date of determination, with respect to the Company and its Restricted Subsidiaries on a consolidated basis, without duplication, in accordance with GAAP, (a) the total amount of all assets (less related depreciation, amortization, applicable reserves, and other properly deductible items) minus (b) all current liabilities (excluding current maturities of long-term debt) minus (c) all intangible assets (including, without limitation, customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs).

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness (excluding any Consolidated Funded Indebtedness not secured by a Lien on any asset of the Company or any Restricted Subsidiary thereof ) as of such date minus (ii) 100% of unrestricted cash or Cash Equivalents of the Loan Parties maintained in the United States or Canada with a Lender to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Total Assets” means, as of any date of determination, the net book value of all assets of the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Obligations” means all Obligations other than the Parallel Debts.

“Covered Entity” has the meaning specified in Section 10.23(b).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily Simple SOFR” means, with respect to any applicable determination date, the rate per annum equal to SOFR published on the second U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR (other than pursuant to clause (c) of the definition of Base Rate).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Dutch Bankruptcy Act (Faillissementswet), any insolvency proceedings within the meaning of the Insolvency Regulation listed or to be listed in Annex A thereto and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect, including with respect to any Loan Party incorporated in the Netherlands the filing of a declaration under article 370(3) of the Dutch Bankruptcy Act (Faillissementswet), or the filing of a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, a Daily Simple SOFR Loan or an Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.14.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14.

“Designated Non-U.S. Borrower Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Credit Commitments and (b) $75,000,000. The Designated Non-U.S. Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disclosed Asset Sales” means those certain planned asset sales with terms and conditions as disclosed by the Company to the Lenders prior to the Closing Date.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, fundamental change or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, fundamental change or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations ((other than contingent indemnification obligations not then due) and the termination of the Commitments),

(b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control, fundamental change or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, fundamental change or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations ((other than contingent indemnification obligations not then due) and the termination of the Aggregate Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into, or exchangeable for, Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the latest scheduled maturity date of the Loans and Commitments; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Company or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, the issuance by any Person of shares of Equity Interests in such Person shall not constitute a Disposition. For the avoidance of doubt, none of (w) the issuance or sale of any Permitted Convertible Indebtedness by the Company, (x) the sale of any Permitted Warrant Transaction by the Company, (y) the purchase of any Permitted Bond Hedge Transaction nor (z) the performance by the Company and/or any Subsidiary thereof of the Company’s or such Subsidiary’s obligations under any Permitted Convertible Indebtedness, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction, shall constitute a Disposition.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the applicable L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning specified in Section 10.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or an L/C Issuer, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders or an L/C Issuer, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Revolving Credit Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent being no longer readily calculable with respect to such currency or (c) providing such currency being impracticable for the Lenders or any L/C Issuer, as applicable (each of clauses (a), (b) and (c), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other

Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that no Permitted Convertible Indebtedness, other debt securities that are or by their terms may be convertible or exchangeable into or for Qualified Equity Interests (or into or for any combination cash and Qualified Equity Interests by reference to the price of such Qualified Equity Interests) nor any Permitted Warrant Transactions, in each case, shall constitute Equity Interests of the Company or any of its Subsidiaries prior to settlement, conversion, exchange or exercise thereof into or for securities that would otherwise constitute Equity Interests under this definition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.19 and any other “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Subsidiary Guarantor, or a grant by such Subsidiary Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” is defined in Recital A.

“Existing Letters of Credit” means those letters of credit described on Schedule 1.01B.

“Extended Revolving Credit Commitment” means any Class of Revolving Credit Commitments or Replacement Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 2.19.

“Extended Revolving Credit Loans” means any Revolving Credit Loans made pursuant to the Extended Revolving Credit Commitments.

“Extended Term Loans” means any Class of Term Loans the maturity of which shall have been extended pursuant to Section 2.19.

“Extension” has the meaning specified in Section 2.19(a).

“Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Company, be in the form of an amendment and restatement of this Agreement) among the Loan Parties, the applicable extending Lenders, the Administrative Agent and, to the extent required by Section 2.19, the L/C Issuer(s) and/or the Swing Line Lender implementing an Extension in accordance with Section 2.19.

“Extension Offer” has the meaning specified in Section 2.19(a).

“Facility” means any Term Loan Facility or the Revolving Credit Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (a) the letter agreement dated as of December 22, 2025, between the Company, Bank of America, N.A. and BAS, as amended, and (b) any other letter agreement(s) entered into from time to time between the Company, Bank of America, N.A. and BAS, and/or any other Arranger (or Affiliate thereof), as amended.

“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means (a) any Subsidiary that is not a Domestic Subsidiary, (b) any Domestic Subsidiary all or substantially all of the assets of which consist of equity or debt of one or more Subsidiaries of the type described in the preceding clause (a) and (c) any Subsidiary of any Subsidiary of the type described in the preceding clauses (a) or (b).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations on account of Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line

Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Rubber Joint Venture Investment” means, collectively, (a) the outstanding loan(s) made by a Loan Party to Pinnacle Process Solutions, LLC (f/k/a EFM Equipment Company, LLC), a Delaware limited liability company (“PPS”), the proceeds of which were used in connection with the Acquisition by PPS of General Rubber LLC (f/k/a General Rubber Corporation), and (b) any additional loan(s) made by a Loan Party to PPS and/or its Subsidiaries from time to time, so long as the aggregate outstanding principal amount of all such loans referenced in the foregoing clauses (a) and (b) does not exceed $22,580,000 at any time and such loans are evidenced by one or more notes in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means, collectively, the Company Guaranty and the Subsidiary Guaranties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract not prohibited under Article VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is party to a Swap Contract, in each case, in its capacity as a party to such Swap Contract.

“Increase Effective Date” has the meaning set forth in Section 2.15(e).

“Incremental Amendment” has the meaning set forth in Section 2.15(d).

“Incremental Equivalent Indebtedness” means subordinated or senior Indebtedness (which Indebtedness may be (a) unsecured, (b) Pari Passu Indebtedness or (c) secured by Liens only on assets constituting Collateral having a lien priority that ranks junior to the Liens securing the Obligations), in each case incurred by a Loan Party and subject to the satisfaction of each of the Permitted Indebtedness Conditions.

“Incremental Facilities Limit” means, with respect to any proposed Incremental Increase under Section 2.15 and any Incremental Equivalent Indebtedness, as of any date of determination, an amount equal to the sum of:

(a) (i) the greater of (A) $230,000,000 (or, prior to the Longhorn Acquisition Funding Date, $80,000,000) and (B) an amount equal to 100% of Consolidated EBITDA, calculated on a Pro Forma Basis, for the most recently ended period of four consecutive fiscal quarters of the Company for which financial statements are available prior to the incurrence of such Incremental Increase or Incremental Equivalent Indebtedness (or in the case of any Incremental Term Loan or Incremental Equivalent Indebtedness, the proceeds of which will finance a substantially concurrent Limited Condition Transaction, the last day of the most recently ended fiscal quarter for which financial information is available prior to the LCT Test Date); plus

(ii) the sum of (A) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a) plus (B) the aggregate amount of all optional prepayments of Revolving Credit Loans or Replacement Revolving Credit Loans or Incremental Equivalent Indebtedness (solely to the extent accompanied by permanent optional reductions in the Revolving Credit Commitments or Replacement Revolving Credit Commitments or any commitments with respect to such Incremental Equivalent Indebtedness, as applicable) in each case to the extent that the Indebtedness prepaid under this clause (a)(ii) is Pari Passu Indebtedness and such prepayments are not funded with the proceeds of Refinancing Debt or any Indebtedness that, in accordance with GAAP constitutes (or when incurred, constituted) a long-term liability; less

(iii) the total aggregate initial principal amount (as of the date of incurrence thereof) of all Incremental Increases and Incremental Equivalent Indebtedness (in each case, whether or not funded) previously incurred under this clause (a); plus

(b) an amount that would not cause the Consolidated Secured Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter for which financial information is available prior to the incurrence of such Incremental Increase or Incremental Equivalent Indebtedness (or in the case of any Incremental Term Loan or Incremental Equivalent Indebtedness, the proceeds of which will finance a substantially concurrent Limited Condition Transaction, the last day of the most recently ended fiscal quarter for which financial information is available prior to the LCT Test Date), to exceed 3.50 to 1.00, as demonstrated by the Company in a written certification to the Administrative Agent; provided that, for purposes of calculating such Consolidated Secured Net Leverage Ratio pursuant to this clause (b), (i) such Incremental Term Loan, Incremental Revolving Credit Facility Increase or Incremental Equivalent Indebtedness shall be assumed to be fully funded on the effective date thereof, (ii) all such additional Indebtedness incurred pursuant to any Incremental Term Loan, Incremental Revolving Credit Facility Increase or any Incremental Equivalent Indebtedness shall be deemed to be secured Indebtedness (whether or not such Indebtedness is in fact so secured) and (iii) the proceeds from any such additional Indebtedness incurred pursuant to any Incremental Term Loan, Incremental Revolving Credit Facility Increase or any Incremental Equivalent Indebtedness shall not be netted from Consolidated Funded Indebtedness.

Unless the Company otherwise notifies the Administrative Agent, (1) if all or any portion of any Incremental Increase (or any Loans to made thereunder) or Incremental Equivalent Indebtedness would be permitted under clause (b) above on the applicable date of incurrence, such Incremental Increase or Incremental Equivalent Indebtedness (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (b) above prior to the utilization of any amount available under clause (a) above and (2) notwithstanding clause (1) above, Indebtedness may be simultaneously incurred under any or each of the clauses above, and proceeds from such incurrence may be utilized in a single transaction by calculating the incurrence in accordance with Section 1.13(b).

“Incremental Increases” has the meaning set forth in Section 2.15(a).

“Incremental Lenders” has the meaning set forth in Section 2.15(c).

“Incremental Revolving Credit Facility Increase” has the meaning set forth in Section 2.15(a).

“Incremental Term A-1 Loan” has the meaning specified in Section 2.01(b).

“Incremental Term A-1 Loan Borrowing” means a borrowing consisting of simultaneous Incremental Term A-1 Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Incremental Term A-1 Lenders pursuant to Section 2.01(b).

“Incremental Term A-1 Loan Commitment” means, as to each Lender, its obligation to make a single Incremental Term A-1 Loan to the Company pursuant to Section 2.01(b) on the Longhorn Acquisition Funding Date in a principal amount not to exceed the amount set forth opposite such Lender’s name on the relevant part of Schedule 2.01 under the caption “Incremental Term A-1 Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Incremental Term A-1 Loan Facility” means the term loan facility established pursuant to Section 2.01(b), which shall be in the aggregate amount, at any time, equal to the aggregate unused Incremental Term A-1 Loan Commitments (if any) at such time plus the aggregate outstanding principal amount of the Incremental Term A-1 Loans at such time.

“Incremental Term A-1 Loan Lender” means, at any time, any Lender that has an Incremental Term A-1 Loan Commitment at such time or, if the Incremental Term A-1 Loan Commitments have been terminated, any Lender that holds Incremental Term A-1 Loans at such time.

“Incremental Term Loan” has the meaning set forth in Section 2.15(a).

“Incremental Term Loan Commitment” has the meaning set forth in Section 2.15(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are (i) not past due for more than 90 days after the date on which such trade account payable was created or (ii) being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Person);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and Securitization Transactions of such Person;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. Notwithstanding the foregoing, the obligations of the Company under any Permitted Warrant Transaction shall not constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) as the default “settlement method” (or substantially equivalent term) thereunder, except to the extent it is accounted for as a liability under GAAP. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation § 1.1275-6. The amount of obligations in respect of any Disqualified Equity Interests shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) as amended from time to time and as lastly amended on 15 December 2021 by replacing its Annexes A and B.

“Insurance and Condemnation Event” means the receipt by any Loan Party or any Restricted Subsidiary of any proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Daily Simple SOFR Loan, the last Business Day of each month and the Maturity Date of the Facility under which such Loan was made; (c) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; (d) as to any Swing Line Loan, such other date as may be specified in any Treasury Management Agreement; (e) as to any Alternative Currency Daily Rate Loan, the last Business Day of each month and the Maturity Date of the Facility under which such Loan was made; and (f) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

“Interest Period” means, as to each Alternative Currency Term Rate Loan or Term SOFR Loan, the period commencing on the date such Alternative Currency Term Rate Loan or Term SOFR Loan, as applicable, is disbursed or converted to or continued as an Alternative Currency Term Rate Loan or Term SOFR Loan, as applicable, and ending on the date one, three or six months thereafter (in each case subject to availability for the interest rate applicable to the relevant currency), as selected by the Company in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Alternative Currency Term Rate Loan or Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to an Alternative Currency Term Rate Loan or Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees

Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Amount” means the sum of (a) $75,000,000, plus (b) the cumulative amount of all dividends and distributions received in cash by the Company or any Restricted Subsidiary after the Closing Date in respect of Investments made pursuant to Section 7.02(f) or 7.02(g)(ii), plus (c) the cumulative amount of all gains received in cash by the Company or any Restricted Subsidiary after the Closing Date in respect of Investments made pursuant to Section 7.02(f) or 7.02(g)(ii) as a result of the sale, transfer or other disposition of its ownership interest in any such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 10.20.

“Junior Indebtedness” means means, with respect to the Company and its Restricted Subsidiaries, any (a) Subordinated Indebtedness, (b) Indebtedness secured by Liens that are junior to the Liens securing the Obligations and (c) unsecured Indebtedness (in each case other than any permitted intercompany Indebtedness owing to any Loan Party).

“Latest Maturity Date” means, at any date of determination, the latest maturity date or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan or Extended Term Loan or any Refinancing Debt, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LCT Test Date” has the meaning assigned thereto in Section 1.12(a).

“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” has the meaning specified in the definition of “L/C Issuer”.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means, individually or collectively as the context may indicate, (a) Bank of America, in its capacity as an issuer of commercial and standby Letters of Credit hereunder or any successor to Bank of America in its capacity as an issuer of Letters of Credit hereunder, (b) Citibank, N.A., in its capacity as an issuer of standby Letters of Credit hereunder or any successor to Citibank, N.A. in its capacity as an issuer of Letters of Credit hereunder, (c) City National Bank, in its capacity as an issuer of standby Letters of Credit hereunder or any successor to City National Bank in its capacity as an issuer of Letters of Credit hereunder and (d) to the extent approved by the Administrative Agent in its sole discretion, any other Lender selected by the Company, which consents to its appointment by the Company as an issuer of Letters of Credit hereunder and becomes an L/C Issuer hereunder pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent, in its capacity as an issuer of Letters of Credit hereunder or any successor to such Lender in its capacity as an issuer of Letters of Credit hereunder, each with the commitment set forth opposite such L/C Issuer’s name on Schedule 2.01LC under the caption “L/C Commitment” or in the joinder agreement pursuant to which such L/C Issuer becomes a party hereto as an L/C Issuer, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (each such commitment, a “L/C Commitment”). Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Revolving Credit Lender shall remain in full force and effect until the L/C Issuers and the Revolving Credit Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders, the Swing Line Lenders and the L/C Issuers.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender (including in its capacity as an L/C Issuer) shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means (a) in the case of all Letters of Credit, an amount equal to the lesser of (i) the Aggregate Revolving Credit Commitments and (ii) $125,000,000 (the amount in this clause (a), the “Overall LC Sublimit”) and (b) in the case of all commercial Letters of Credit, an amount equal to the lesser of (i) the Aggregate Revolving Credit Commitments, (ii) the Overall LC Sublimit and (iii) $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority, privilege (voorrecht), right of retention (recht van retentie), right of reclamation (recht van reclame), any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht), or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means any Acquisition permitted under this Agreement, any Investment or any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment that (a) is not prohibited hereunder and (b) is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Collateral Document, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16, the Fee Letters, the Company Guaranty, each Subsidiary Guaranty and each Subsidiary Guaranty Joinder Agreement and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.

“Loan Notice” means a notice of (a) a Term Borrowing or a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Loan Parties” means, collectively, the Company, each Subsidiary Guarantor and each Designated Borrower.

“Longhorn” means Thermon Group Holdings, Inc., a Delaware corporation.

“Longhorn Acquisition” means the Acquisition contemplated by the Longhorn Acquisition Agreement.

“Longhorn Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of February 23, 2026, by and among the Company, the Subsidiaries of the Company party thereto and Longhorn, as in effect on the Amendment No. 1 Effective Date and as hereafter amended, restated, supplemented or otherwise modified as permitted hereunder.

“Longhorn Acquisition Commitment Termination Date” means the earliest to occur (a) 11:59 p.m. on the fifth Business Day following (A) August 24, 2026 (the “Initial Outside Date”) or, (B) if the Initial Outside Date is extended pursuant to the terms of Section 7.1(b)(i) of the Longhorn Acquisition Agreement as expressly set forth therein and in effect on the Amendment No. 1 Effective Date, November 23, 2026, (c) the closing of the Longhorn Acquisition without the use of the credit facilities provided under this Agreement, (d) the date the Longhorn Acquisition Agreement terminates by its terms without the consummation of the Longhorn Acquisition and (e) the occurrence of the Longhorn Acquisition Funding Date (after the funding of the Incremental Term A-1 Loan Facility).

“Longhorn Acquisition Costs” means, collectively, (a) the amounts necessary to fund the cash purchase price for the Longhorn Acquisition and (b) the amounts necessary to permit the Company to pay fees, commissions and expenses incurred by the Company in connection with the Longhorn Transaction.

“Longhorn Acquisition Funding Date” means the first date all the conditions precedent in Section 4.03 are satisfied or waived in accordance with Section 10.01.

“Longhorn Acquisition Revolving Borrowing” means the Revolving Credit Loans in an aggregate principal amount equal to the lesser of (a) $365,000,000 and (b) an amount equal to the unused portion of the Revolving Credit Facility as in effect on the Amendment No. 1 Effective Date.

“Longhorn Refinancing” means the refinancing of all Indebtedness arising under that certain Second Amended and Restated Credit Agreement dated as of July 24, 2025 among Longhorn, certain of its subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Longhorn Specified Acquisition Agreement Representations” means each of the representations and warranties made by Longhorn, or any of its Subsidiaries or Affiliates, with respect to Longhorn or its Subsidiaries or Affiliates or their respective businesses in the Longhorn Acquisition Agreement as are material to the interests of the Administrative Agent or the Lenders, but only to the extent that the Company or any of its Subsidiaries or Affiliates has the right to terminate its or their respective obligations under the Longhorn Acquisition Agreement, or to decline to consummate the Longhorn Acquisition pursuant to the Longhorn Acquisition Agreement, as a result of a breach of any such representations and warranties or any such representations and warranties not being accurate (in each case, determined without regard to any cure period or whether any notice is required to be delivered by the Company, Longhorn or any of its or their respective Subsidiaries or Affiliates party to the Longhorn Acquisition Agreement).

“Longhorn Specified Representations” means the representations and warranties (including to the extent incorporated by reference in other Loan Documents) set forth in Sections 5.01(a) (but only with respect to Loan Parties), 5.01(b)(ii), 5.02 (but only with respect to due authorization and no contravention of the terms of any of the Loan Parties’ Organization Documents), 5.04, 5.07 (but only with respect to the last sentence thereof and only as such sentence relates to no Default under Section 7.10), 5.14, 5.16, 5.18, 5.24 (but, in the case of Sections 5.16, 5.18 and 5.24, only with respect to compliance with the Act and the use of proceeds hereunder not being used in violation of such Sections), 5.19 (giving effect on a Pro Forma Basis to the Longhorn Transaction), 5.22, 5.25, 5.27 and 5.28.

“Longhorn Transaction” means, collectively, the Longhorn Acquisition, the provision of the consideration for the Longhorn Acquisition comprised of Equity Interests in the Company (as contemplated by the Longhorn Acquisition Agreement), the incurrence of the Incremental Term A-1 Loan Facility, the negotiation, execution and delivery of the Loan Documents entered into in connection with the Longhorn Acquisition, the incurrence of the Longhorn Acquisition Revolving Borrowing and the Longhorn Refinancing.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Company and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Subsidiary” means, as of any date of determination, each direct or indirect Subsidiary of the Company that either (a) has assets as of such date equal to 5% or more of the Consolidated Total Assets as of the last day of the four fiscal quarter period of the Company most recently ended for which financial information is available or (b) had revenues in such four fiscal quarter period equal to 5% or more of the consolidated total revenues of the Company and its Subsidiaries. For the purpose of the foregoing calculations, (i) revenues shall be calculated giving effect to any pro forma adjustments, with respect to any Specified Transaction, in a manner consistent with the adjustments described in Section 1.07 and (ii) the assets and revenues of a Subsidiary shall be deemed to include the assets and revenues of its Subsidiaries.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the later of (i) January 30, 2031 and (ii) if maturity is extended pursuant to Section 2.19, such extended maturity date as determined pursuant to such Section, and (b) with respect to the Incremental Term A-1 Loan Facility, the later of (i) January 30, 2031 and (ii) if maturity is extended pursuant to Section 2.19, such extended maturity date as determined pursuant to such Section; provided, however, that if any such date is not a Business Day, the applicable Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of any L/C Issuer with respect to Letters of Credit issued by such L/C Issuer and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Company or any of its Restricted Subsidiaries or any Insurance and Condemnation Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents, any Incremental Equivalent Indebtedness or any Indebtedness permitted hereunder that is Pari Passu Indebtedness), (B) the reasonable and customary out-of-pocket expenses incurred by the Company or such Restricted Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such transaction, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b) with respect to the incurrence or issuance of any Indebtedness by the Company or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Company or such Restricted Subsidiary in connection therewith.

“Netherlands” means the European part of the Kingdom of the Netherlands and "Dutch" means in or of the Netherlands.

“Netherlands Designated Borrower” means CECO BV.

“Netherlands Security Agreement” means the Dutch law governed security agreement to be entered into between the Netherlands Designated Borrower as pledgor and the Administrative Agent as pledgee.

“Netherlands Security Documents” means the Netherlands Security Agreement, the Netherlands Share Pledge and any other security agreement purported to be governed by Dutch law that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Netherlands Share Pledge” means the Dutch law governed notarial deed of pledge over shares in the company of the Netherlands Designated Borrower to be entered into among CECO Group Global Holdings LLC as pledgor, the Administrative Agent as pledgee and the Netherlands Designated Borrower as company.

“Non-Consenting Lender” means, any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(c).

“Notes” means, collectively, the Revolving Credit Notes and the Term Loan Notes.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement, Secured Hedge Agreement or Secured Permitted Standalone Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” of a Subsidiary Guarantor shall exclude any Excluded Swap Obligations with respect to such Subsidiary Guarantor. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties. For the avoidance of doubt, any obligation under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction shall not constitute Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction, , including the deed of incorporation (akte van oprichting) and articles of association (statuten) with respect to any limited liability incorporated in the Netherlands); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance,

enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent Amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Pari Passu Indebtedness” means Indebtedness that is secured by Liens only on assets constituting Collateral and having the same lien priority as the Obligations (without regard to control of remedies).

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition by the Company or any Restricted Subsidiary as to which the following conditions are satisfied, which in the case of a Limited Condition Transaction shall be subject to Section 1.12:

(a) immediately before and immediately after giving effect to any such Acquisition (including any assumption or incurrence of Indebtedness in connection therewith), no Event of Default shall have occurred and be continuing;

(b) either the required majority of the Board of Directors (or other equivalent governing body) of the Person so to be acquired (or that owns the assets to be acquired) incumbent at the time such

Acquisition is proposed has acquiesced to such Acquisition, or such Acquisition is otherwise deemed in the reasonable judgment of the Administrative Agent to be a “friendly” Acquisition;

(c) the lines of business of the Person to be (or the property of which is to be) so acquired shall be permitted by Section 7.07; and

(d) the Company shall be in compliance with the financial covenants set forth in Section 7.11 (giving effect to any then applicable Elevated Ratio Period), in each case determined on a Pro Forma Basis as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to such Acquisition; provided that with respect to each Acquisition or series of related Acquisitions involving aggregate consideration of $40,000,000 or more, the Company shall have delivered to the Administrative Agent a Compliance Certificate demonstrating the pro forma compliance required by this clause (d).

The Longhorn Acquisition constitutes a Permitted Acquisition.

“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) purchased by the Company or a Restricted Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Company (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof less the proceeds received from the Company from the sale of any substantially concurrently executed Permitted Warrant Transaction, does not exceed, the net proceeds received by the Company or a Restricted Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness; provided further that the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Company in good faith).

“Permitted Bridge Indebtedness” means any customary bridge facility, escrow or similar arrangement of the Company or any Restricted Subsidiary that (a) is issued with the intent to convert such facility into another instrument or product that, if constituting Indebtedness, otherwise would satisfy all applicable maturity and weighted average life limitations or (b) otherwise provides that if such facility is not converted into the intended conversion product, is automatically (subject to the satisfaction of certain conditions) convertible into Indebtedness that satisfies all applicable maturity and weighted average life limitations.

“Permitted Convertible Indebtedness” means (a) unsecured Indebtedness of the Company or a Restricted Subsidiary thereof that (i) as of the date of issuance thereof contains customary conversion or exchange rights, customary premiums and customary offer to repurchase rights for transactions of such type (in each case, as determined by the Company in good faith) and (ii) is convertible into or exchangeable for shares of common stock of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash or a combination thereof (such amount of cash determined by reference to the price of the Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company, (b) any refinancings, refundings, renewals or extensions of any such unsecured Indebtedness described in the foregoing clause (a) so long as such refinancing, refunding, renewal and extension otherwise complies with preceding clause (i) and (ii); provided that such Indebtedness remains unsecured and the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and (c) any guarantee by any Loan Party of Indebtedness of the Company or a Restricted Subsidiary thereof described in the foregoing clause (a); provided that, in each case of the foregoing clauses (a) through (c), that such Indebtedness is permitted to be incurred under Section 7.03(q).

“Permitted Indebtedness Conditions” means, with respect to any applicable Indebtedness that such Indebtedness meets each of the following requirements:

(a) the stated maturity date of such Indebtedness shall be no earlier than, and the terms of such Indebtedness do not provide for any scheduled payment, mandatory repayment or redemption or sinking fund or similar obligations at any time prior to (i) in the case of such Indebtedness that is Pari Passu Indebtedness, the Latest Maturity Date in effect at the time of such incurrence, assumption or acquisition thereof; provided that such Pari Passu Indebtedness may have scheduled payments, mandatory repayments or redemptions or similar obligations prior to its stated maturity so long as (A) such Indebtedness does not have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of any Class of Term Loans then outstanding at the time of incurrence, assumption or acquisition thereof and (B) such mandatory repayments or redemptions or similar obligations are no more restrictive on the Company or its Restricted Subsidiaries than the provisions of Section 2.05(b) and (ii) in all other cases, the date that is 91 days after the Latest Maturity Date in effect at the time of such incurrence (other than, in each case, to the extent permitted by any applicable subordination and intercreditor terms with respect thereto, customary offers or obligations to repurchase or repay such Indebtedness upon a change of control, excess cash flow sweep, asset sale or casualty or condemnation event, in each case that provides for the prior repayment in full of the Loans and other Obligations and customary acceleration rights after an event of default); provided that the restrictions of this clause (a) shall not apply to the extent such Indebtedness constitutes Permitted Bridge Indebtedness; and provided further that for purposes of determining whether Permitted Convertible Indebtedness meets the foregoing requirements, neither any settlement upon conversion of or exchange for such Permitted Convertible Indebtedness (whether in cash, stock or other property) nor any required redemption or repurchase thereof upon a “fundamental change” (as customarily defined for such Permitted Convertible Indebtedness) shall disqualify such Permitted Convertible Indebtedness from satisfying such requirements notwithstanding a possible occurrence prior to the then Latest Maturity Date;

(b) the covenants with respect to such Indebtedness, when taken as a whole, are not materially more restrictive to the Company and the Restricted Subsidiaries than those herein (taken as a whole) (except (i) for covenants with respect to such Indebtedness that are applicable only to the periods after the Latest Maturity Date in effect at the time of incurrence or assumption of such Indebtedness and (ii) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of the Lenders hereunder with respect to any Loans or Commitments remaining outstanding after giving effect to the incurrence, assumption or acquisition of such Indebtedness and the application of the proceeds thereof);

(c) such Indebtedness may not be recourse to or Guaranteed by any Person that is not a Loan Party;

(d) if such Indebtedness is secured it is secured only by assets included within the Collateral (provided that such Indebtedness may be secured by the proceeds thereof, and any related deposit of cash or Cash Equivalents to cover interest and premiums with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to a customary escrow or similar arrangement to secure such Indebtedness (or interest or premium thereon) pending application of the proceeds thereof) and, unless such Indebtedness constitutes Obligations hereunder, the holders thereof (or a duly authorized agent or trustee on their behalf) shall enter into an Acceptable Intercreditor Agreement;

(e) such Indebtedness shall have pricing (including interest rates, fees and premiums), optional prepayment and redemption terms as may be agreed to by the Company and the lenders or holders of such Indebtedness; and

(f) subject to Section 1.12 in the case of any Indebtedness incurred to finance a substantially concurrent Limited Condition Transaction, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

“Permitted Liens” means the Liens permitted by Section 7.01.

“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that:

(a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses (including original issue discount) reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement;

(b) the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness and such Refinancing Indebtedness does not require any scheduled payment of principal, mandatory repayment, redemption or repurchase that is more favorable to the holders of the Refinancing Indebtedness than the corresponding terms (if any) of the Refinanced Indebtedness (including by virtue of such Refinancing Indebtedness participating on a greater basis in any mandatory repayment, redemption or repurchase as compared to the Refinanced Indebtedness, but excluding any scheduled payment of principal, mandatory repayment, redemption or repurchase occurring on or after the date that is 91 days after the latest scheduled maturity date of the Loans and Commitments); provided that the restrictions of this clause (b) shall not apply to the extent such Refinancing Indebtedness constitutes Permitted Bridge Indebtedness; and provided further that for purposes of determining whether Permitted Convertible Indebtedness meets the foregoing requirements, neither any settlement upon conversion of or exchange for such Permitted Convertible Indebtedness (whether in cash, stock or other property) nor any required redemption or repurchase thereof upon a “fundamental change” (as customarily defined for such Permitted Convertible Indebtedness) shall disqualify such Permitted Convertible Indebtedness from satisfying such requirements notwithstanding a possible occurrence prior to the then Latest Maturity Date;

(c) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement;

(d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement;

(e) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Collateral Documents), such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Collateral Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Administrative Agent;

(f) the covenants with respect to such Refinancing Indebtedness, when taken as a whole, are not materially more restrictive to the Company and the Restricted Subsidiaries than those in the Refinanced Indebtedness (taken as a whole) (except (i) for covenants with respect to such Indebtedness that are applicable only to the periods after the Latest Maturity Date in effect at the time of incurrence of such Refinancing Indebtedness and (ii) to the extent that any financial maintenance covenant is added for the benefit of any such Refinancing Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of the Lenders hereunder with respect to any Loans or Commitments remaining outstanding after giving effect to the incurrence of such Refinancing Indebtedness and the application of the proceeds thereof;

(g) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement; and

(h) the Refinancing Indebtedness shall have pricing (including interest rates, fees and premiums), optional prepayment and redemption terms as may be agreed to by the Company and the lenders or holders of such Refinancing Indebtedness.

“Permitted Standalone Letter of Credit” means any commercial letter of credit, standby letter of credit, bankers’ acceptance or bank guarantee issued by a PSLOC Bank for the account of any Loan Party or any Subsidiary on a bilateral basis and not as part of the facilities provided under the Loan Documents; provided that the aggregate face amount of all such letters of credit, bankers’ acceptances and bank guarantees shall not exceed (a) at any time prior to the Longhorn Acquisition Funding Date, $150,000,000 and (b) at any time on or after the Longhorn Acquisition Funding Date, $175,000,000.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Company’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) sold by the Company substantially concurrently with any purchase by the Company of a Permitted Bond Hedge Transaction and settled in common stock of the Company (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Company; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Company in good faith).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreements” means, collectively, (a) the Third Amended and Restated Securities Pledge Agreement (the “U.S. Pledge Agreement”) dated as of the date hereof, made by the Company and certain other Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties specified therein and (b) any other securities pledge agreement now or hereafter in effect executed by one or more Loan Parties that are Foreign Subsidiaries in favor of the Administrative Agent for the benefit of any of the Secured Parties, each of which shall be in form and substance satisfactory to the Administrative Agent, in each case, as supplemented from time to time by the execution and delivery of Pledge Joinder Agreements and Pledge Agreement Supplements.

“Pledge Agreement Supplement” means each Pledge Agreement Supplement, substantially in the form thereof attached to a Pledge Agreement, executed and delivered by a Loan Party to the Administrative Agent.

“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to a Pledge Agreement, executed and delivered by a Restricted Subsidiary to the Administrative Agent.

“Pro Forma Basis” means:

(a) for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, calculating it in accordance with Section 1.07; and

(b) in the event that the Company or any Restricted Subsidiary incurs (including by assumption or guarantees) (including the incurrence of any Incremental Increase or Incremental Equivalent Indebtedness) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial incurrence ratio or incurrence test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable period or (ii) subsequent to the end of the applicable period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable period and any such Indebtedness that is incurred (including by assumption or guarantee) that has a floating or formula rate of interest shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination.

“PSLOC Bank” means any Person that, (a) at the time it issues a Permitted Standalone Letter of Credit for the account of any Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is party to a Permitted Standalone Letter of Credit, in each case, in its capacity as the issuer of such Permitted Standalone Letter of Credit.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Securitization Assets” means accounts (as defined in the UCC), payment intangibles (as defined in the UCC), notes receivable, rights to future lease payments or residuals, including all “claims” as defined in Section 101(5) of Title 11 of the United States Code, as amended, and any and all rights to receive principal, interest and other amounts in respect of such claims, certain property relating thereto, the right to collections thereon, and any proceeds thereof, including all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections or proceeds are deposited.

“Qualified Supply Chain Finance Program” means a supply chain finance program offered to vendors of the Company or any Restricted Subsidiary, pursuant to which program the Company or a Restricted Subsidiary sells accounts receivable owing to the Company or a Restricted Subsidiary by such vendors; provided, that (a) the sale of such accounts receivable is made without recourse for credit risk to the Company or its Subsidiaries and otherwise on terms customary for supply chain finance arrangements (as determined in good faith by the Company), but which shall not constitute a factoring or financing or securitization transaction and (b) any Liens arising under any Qualified Supply Chain Finance Program shall not at any time encumber any property other than the identified accounts receivable (and related assets customarily included in such transactions) sold pursuant thereto.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then Rate Determination Date means such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables Subsidiary” means any special purpose, bankruptcy-remote, wholly-owned Subsidiary of the Company formed for the sole and exclusive purpose of engaging in activities in connection with the financing of trade receivables in connection with and pursuant to a Securitization Transaction permitted hereunder.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Daily Simple SOFR, Term SOFR or SOFR, as applicable, (b) Sterling, SONIA, (c) Euros, EURIBOR, and (d) Canadian Dollars, the Term CORRA Rate, as applicable.

“Refinance” has the meaning specified in Section 2.20(a).

“Refinancing Amendment” has the meaning specified in Section 2.20(e).

“Refinancing Debt” has the meaning specified in Section 2.20(a).

“Refinancing Term Lender” means with respect to any Refinancing Term Loan Series, collectively, all of the Persons agreeing to make a Refinancing Term Loan of such Refinancing Term Loan Series.

“Refinancing Term Loan Series” has the meaning specified in Section 2.20(c).

“Refinancing Term Loans” has the meaning specified in Section 2.20(a).

“Refinancing/Replacement Effective Date” has the meaning specified in Section 2.20(a).

“Replacement Revolving Credit Commitment Percentage” means, with respect to any Replacement Revolving Credit Lender with respect to any Replacement Revolving Credit Commitment Series at any time, the percentage of the total Replacement Revolving Credit Commitments with respect to such Replacement Revolving Credit Commitment Series of all the Replacement Revolving Credit Lenders represented by such Replacement Revolving Credit Lender’s Replacement Revolving Credit Commitment with respect to such Replacement Revolving Credit Commitment Series.

“Replacement Revolving Credit Commitment Series” has the meaning specified in Section 2.20(c).

“Replacement Revolving Credit Commitments” has the meaning specified in Section 2.20(a).

“Replacement Revolving Credit Lenders” means, with respect to any Replacement Revolving Credit Commitment Series, collectively, all of the Persons with a Replacement Revolving Credit Commitment with respect to such Replacement Revolving Credit Commitment Series.

“Replacement Revolving Credit Loans” has the meaning specified in Section 2.20(a).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, at any time with respect to any Class of Loans or Commitments, Lenders having Total Credit Exposures with respect to such Class representing more than 50% of the Total Credit Exposures of all Lenders of such Class. The Total Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or an L/C Issuer, as the case may be, in making such determination; provided further that, this definition is subject to Section 3.03.

“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that, the unused Revolving Credit

Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Required Term Loan Lenders” means, at any time, Incremental Term A-Loan Lenders holding more than 50% of the Incremental Term A-1 Loan Facility on such date; provided that the portion of the Incremental Term A-1 Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Loan Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, or in the case of the Netherlands Designated Borrower, a signatory authorized to represent such Netherlands Designated Borrower, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01 or otherwise in connection herewith, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent reasonably requested by the Administrative Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof). For the avoidance of doubt, the payment of interest or other amounts on (and including the settlement of any conversions of) any Permitted Convertible Indebtedness shall not constitute a Restricted Payment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, (iii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, and (iv) such additional dates as the Administrative Agent shall in good faith and reasonably determine or the Required Revolving Credit Lenders shall in good faith and reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative

Currencies, the Closing Date and (iv) such additional dates as the Administrative Agent or any L/C Issuer shall in good faith and reasonably determine or the Required Revolving Credit Lenders shall in good faith and reasonably require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same currency and, in the case of Term SOFR Loans and Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participations in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Section 2.01(a), which shall be in the aggregate amount, at any time, equal to the aggregate Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have been terminated, any Lender that has Revolving Credit Exposure at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Revolving Credit Note” means a promissory note made by a Borrower in favor of a Lender evidencing Revolving Credit Loans and Swing Line Loans made by such Lender to such Borrower, substantially in the form of Exhibit C-1.

“Rupees” means the lawful currency of India.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, any Member State of the European Union, His Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted hereunder that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, the PSLOC Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Permitted Standalone Letter of Credit” means any Permitted Standalone Letter of Credit specifically designated as such to the Administrative Agent in writing by the Company and the relevant PSLOC Bank as a “Secured Permitted Standalone Letter of Credit”; provided that in no event shall any Permitted Standalone Letter of Credit be a Secured Permitted Standalone Letter of Credit if it is secured by Liens permitted by Section 7.01(k).

“Securitization Transaction” means any financing transaction or series of related financing transactions pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose Subsidiary or Affiliate of the Company that is not a Borrower.

“Security Agreements” means, collectively, (a) the Third Amended and Restated Security Agreement (the “U.S. Security Agreement”) dated as of the date hereof, made by the Company and certain other Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties specified therein, (b) the Netherlands Security Documents, and (c) any other security agreement now or hereafter in effect executed by one or more Loan Parties that are Foreign Subsidiaries in favor of the Administrative Agent for the benefit of any of the Secured Parties, each of which shall be in form and substance satisfactory to the Administrative Agent, in each case as supplemented from time to time by the execution and delivery of Security Joinder Agreements.

“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to a Security Agreement, executed and delivered by a Restricted Subsidiary to the Administrative Agent.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SOFR Successor Rate” has the meaning specified in Section 3.03(b).

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Disposition” means any disposition of all or substantially all of the assets or Equity Interests of any Subsidiary of the Company or any division, business unit, product line or line of business.

“Specified Existing Capital Leases” means those Capitalized Leases described on Schedule 1.01A.

“Specified Transactions” means (a) any Specified Disposition and (b) any Permitted Acquisition.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Company or any of its Restricted Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantors” means, collectively, the Subsidiaries party to a Subsidiary Guaranty (including by execution of a Subsidiary Guaranty Joinder Agreement).

“Subsidiary Guaranties” means, collectively, (a) the Third Amended and Restated Subsidiary Guaranty Agreement (the “U.S. Subsidiary Guaranty”) dated as of the date hereof, made by certain Restricted Subsidiaries of the Company in favor of the Administrative Agent for the benefit of the Secured

Parties specified therein and (b) any other subsidiary guaranty agreement now or hereafter in effect executed by one or more Loan Parties that are Foreign Subsidiaries in favor of the Administrative Agent for the benefit of any of the Secured Parties, each of which shall be in form and substance satisfactory to the Administrative Agent, in each case as supplemented from time to time by the execution and delivery of Subsidiary Guaranty Joinder Agreements.

“Subsidiary Guaranty Joinder Agreement” means each Subsidiary Guaranty Joinder Agreement, substantially in the form thereof attached to a Subsidiary Guaranty, executed and delivered by a Restricted Subsidiary to the Administrative Agent.

“Successor Rate” has the meaning specified in Section 3.03(c).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Contract.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Obligation.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America (through itself or through one of its designated Affiliates or branch offices) in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Swing Line Sublimit” means, at any time, an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means the Incremental Term A-1 Loan Borrowing or, if applicable, any borrowing of any other Incremental Term Loans, as the context may require.

“Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

“Term CORRA Rate” has the meaning specified in the definition of “Alternative Currency Term Rate.”

“Term Loan Commitments” means, collectively, the Incremental Term A-1 Loan Commitments and, if applicable, any Incremental Term Loan Commitments.

“Term Loan Facility” means the Incremental Term A-1 Loan Facility or, if applicable, any tranche of any other Incremental Term Loans, as the context may require.

“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Note” means a promissory note made by a Borrower in favor of a Term Loan Lender evidencing Term Loans made by such Term Loan Lender, substantially in the form of Exhibit C‑2.

“Term Loans” means, collectively, the Incremental Term A-1 Loans and, if applicable, the Incremental Term Loans.

“Term SOFR” means, for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and provided further that if Term SOFR determined in accordance with the foregoing provisions of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit as to which arrangements reasonably satisfactory to the applicable Cash Management Bank, Hedge Bank or PSLOC Bank shall have been made) and (c) all Letters of Credit and Secured Permitted Standalone Letters of Credit have terminated or expired (other than Letters of Credit or Secured Permitted Standalone Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent and the L/C Issuers or the applicable PSLOC Bank, as applicable, shall have been made).

“Threshold Amount” means $10,000,000.

“Total Credit Exposure” means, as to any Lender at any time, (a) in respect of the Revolving Credit Facility, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Lender at such time, and (b) in respect of the Incremental Term A-1 Loan Facility, the unused Incremental Term A-1 Loan Commitments (if any) and the Outstanding Amount of the Incremental Term A-1 Loans of such Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Treasury Management Agreement” means any treasury management services, autoborrow, sweep or similar agreement entered into between the Company and the Swing Line Lender from time to time.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Daily Simple SOFR Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time)

promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary that has been designated as an “Unrestricted Subsidiary” pursuant to Section 2.18 and has not been re-designated as a Restricted Subsidiary in accordance with such Section 2.18. As of the Closing Date, each of PPS, Effox-Flextor-Mader Inc., Flextor, Inc. and General Rubber LLC are Unrestricted Subsidiaries.

“U.S. Borrowers” means, collectively, the Company and each Designated Borrower that is a Domestic Subsidiary (other than a Domestic Subsidiary of the type described in clause (b) or (c) of the definition of Foreign Subsidiary).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Loan Party” means, collectively, each U.S. Borrower and each other Loan Party that is a Domestic Subsidiary (other than a Domestic Subsidiary of the type described in clause (b) or (c) of the definition of Foreign Subsidiary).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Pledge Agreement” has the meaning specified in the definition of Pledge Agreements.

“U.S. Security Agreement” has the meaning specified in the definition of Security Agreements.

“U.S. Subsidiary Guaranty” has the meaning specified in the definition of Subsidiary Guaranties.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such scheduled installment, sinking fund, serial maturity or other required scheduled payment of principal.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the

Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion (or exchange, as the case may be) or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof (or exchange therefor, as the case may be).

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Adjustments for Specified Transactions. For each four-quarter period ending next following the date of any Specified Transaction, for purposes of determining the Consolidated Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio, Consolidated EBITDA shall be computed as if such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) occurred as of the first day of the applicable period of measurement and:

(a) all income statement items (whether positive or negative) attributable to the property or person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the property or person acquired in a Permitted Acquisition shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent and based upon reasonable assumptions and calculations which are expected to have a continuous impact); and

(b) non-recurring costs, extraordinary expenses and other pro forma adjustments attributable to such transaction may be included to the extent that such costs, expenses or adjustments:

(i) are reasonably expected to be realized within eighteen (18) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Company delivered to the Administrative Agent; and

(ii) are calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934;

provided that the foregoing costs, expenses and adjustments shall be without duplication of any costs, expenses or adjustments that are already included in the calculation of Consolidated EBITDA or clause (a) above. For the avoidance of doubt, other pro forma adjustments shall not include any revenue synergies expected to be realized for any Specified Transaction.

1.08 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Revolving Credit Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Credit Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

1.09 Additional Alternative Currencies.

(a) The Company may from time-to-time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and at least one of the L/C Issuers (it being acknowledged and agreed that no L/C Issuer shall be obligated to issue any Letter of Credit denominated in a currency requested by the Company pursuant to this Section 1.09(a) if such currency has not been approved by such L/C Issuer).

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuers, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuers thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Alternative Currency Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Revolving Credit Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the last sentence of Section 1.09(b) shall be deemed to be a refusal by such Revolving Credit Lender or such L/C Issuer, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Revolving Credit Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Revolving Credit Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Revolving Credit Borrowings of Alternative Currency Loans. If the Administrative Agent and at least one of the L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (iii) pursuant to the terms hereof, the Administrative Agent and the L/C Issuers may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (iv) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances by the consenting L/C Issuers. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Company.

1.10 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Revolving Credit Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Credit Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.11 Interest Rates; Licensing.

(a) The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

(b) By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and such licenses, permits and approvals.

1.12 Limited Condition Transactions. In the event that the Company notifies the Administrative Agent in writing that any proposed Acquisition or Investment is a Limited Condition Transaction and that the Company wishes to test the conditions to such Acquisition or Investment and the Indebtedness (other than any Indebtedness arising under the revolving credit facility provided pursuant to the Aggregate Revolving Credit Commitments, including any increase thereto contemplated hereby) that is to be used to finance such Acquisition in accordance with this Section 1.12, then, so long as agreed to by the Administrative Agent and the lenders providing such Indebtedness, the following provisions shall apply:

(a) any condition to such Limited Condition Transaction or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive agreements governing such Limited Condition Transaction (such date, the “LCT Test Date”) and (ii) no Event of Default under any of Section 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Transaction and any Indebtedness incurred in connection therewith (including any such additional Indebtedness);

(b) any condition to such Limited Condition Transaction or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Transaction or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCT Test Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) as of the date of consummation of such Limited Condition Transaction, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Transaction as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that the Company or its applicable Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Transaction as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) certain of the representations and warranties in this Agreement and the other Loan Documents which are customary for similar “funds certain” financings and required by the lenders providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);

(c) any financial ratio test or condition to be tested in connection with such Limited Condition Transaction and the availability of such Indebtedness will be tested as of the LCT Test Date, in each case, after giving effect to the relevant Limited Condition Transaction and related incurrence of Indebtedness, on a Pro Forma Basis where applicable, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Transaction and (ii) if any of such ratios are exceeded or conditions are not met following the LCT Test Date, but prior to the closing of such Limited Condition Transaction, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Transaction), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; and

(d) except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated (i) on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Rate and determining whether or not the Company is in compliance with the financial covenants set forth in Section 7.11 shall, in each case be calculated assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested.

1.13 Covenant Compliance Generally.

(a) Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.13, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Consolidated Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans.

(a) Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers, in Dollars or in one or more Alternative Currencies, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment, (iii) the aggregate Outstanding Amount of all Revolving Credit Loans made to Designated Borrowers that are not U.S. Borrowers shall not exceed the Designated Non-U.S. Borrower Sublimit and (iv) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans, Daily Simple SOFR Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.

(b) The Incremental Term A-1 Loan Borrowing. Subject to the terms and conditions set forth herein, each Incremental Term A-1 Loan Lender severally agrees to make a single loan to the Company on the Longhorn Acquisition Funding Date in an amount not to exceed such Incremental Term A-1 Loan Lender’s Incremental Term A-1 Loan Commitment. The Incremental Term A-1 Loan Borrowing shall consist of Incremental Term A-1 Loans made simultaneously by the Incremental Term A-1 Loan Lenders in accordance with their respective Applicable Percentage of the Incremental Term A-1 Loan Facility. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Incremental Term A-1 Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Term Borrowing or Revolving Credit Borrowing of, conversion to or continuation of Term SOFR Loans denominated in Dollars or of any conversion of Term SOFR Loans denominated in Dollars to Base Rate Loans, (ii) one Business Day prior to the requested date of any Term Borrowing or Revolving Credit Borrowing of, or conversion to, Daily Simple SOFR Loans denominated in Dollars or of any conversion of Daily Simple SOFR Loans denominated in Dollars to Base Rate Loans, (iii) three Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Term Borrowing or Revolving Credit Borrowing or, in the case of Alternative Currency Term Rate Loans, continuation of Alternative Currency Loans and (iv) on the requested date of any Term Borrowing or Revolving Credit Borrowing of Base Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Term Borrowing or Revolving Credit Borrowing of, or conversion to Daily Simple SOFR Loans, and each Term Borrowing or Revolving Credit Borrowing of, conversion to or continuation of Term SOFR Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Term Borrowing or Revolving Credit Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Term Borrowing or Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) if applicable, the currency of the Revolving Credit Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Loan Notice requesting a Revolving Credit Borrowing, then the Revolving Credit Loans so requested shall be made in Dollars. If the Company fails to specify a

Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Company requests a Term Borrowing or Revolving Credit Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as provided pursuant to Sections 2.12(a) and 3.03, no Term Loan or Revolving Credit Loan may be converted into or continued as a Term Loan or Revolving Credit Loan denominated in a different currency, but instead must be prepaid in the original currency of such Term Loan or Revolving Credit Loan and reborrowed in the other currency.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and, if applicable, the currency) of its Applicable Percentage under the applicable Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Alternative Currency Term Rate Loans, in each case as described in the preceding subsection. In the case of a Term Borrowing or Revolving Credit Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01) or, if such Borrowing is of Incremental Term A-1 Loans or the Longhorn Acquisition Revolving Borrowing, Section 4.03, the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, each of a Term SOFR Loan and an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Loan. During the existence of an Event of Default, no Loans may be requested as, or converted to Daily Simple SOFR Loans or Alternative Currency Daily Rate Loans or requested as, converted to or continued as Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and unless otherwise consented by the Required Lenders all of the then outstanding Alternative Currency Term Rate Loans shall be redenominated into Dollars in the amount of the Dollar Equivalent thereof and converted into Base Rate Loans on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans or Alternative Currency Term Rate Loans upon determination of such interest rate.

(e) After giving effect to all Incremental Term A-1 Loan Borrowings, all conversions of Incremental Term A-1 Loans from one Type to the other, and all continuations of Incremental Term A-1 Loans as the same Type, there shall not be more than 4 Interest Periods in effect in respect of the Incremental Term A-1 Loan Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Revolving Credit Loans.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.

(g) With respect to any Alternative Currency Daily Rate, Alternative Currency Term Rate, SOFR, Daily Simple SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies applicable to such L/C Issuer, for the account of the Company or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment, (x) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall issue any Letter of Credit if the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (A) all the Lenders and the applicable L/C Issuer have approved such expiry date or (B) at the time of issuance thereof, the Company shall agree to provide Cash Collateral for such Letter of Credit in an amount of at least 103% of the face amount thereof on or prior to the date that is 91 days prior to the Letter of Credit Expiration Date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency applicable to such L/C Issuer;

(E) such L/C Issuer does not as of the issuance date of the requested Letter of Credit issue letters of credit in the requested currency;

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuers have entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuers (in their sole discretion) with the Company or such Lender to eliminate the L/C Issuers’ actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuers have actual or potential Fronting Exposure, as they may elect in their sole discretion;

(G) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension; or

(H) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, each L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall promptly notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the

Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”; it being understood that unless otherwise agreed by the applicable L/C Issuer and the Company in any instance, such L/C Issuer will notify the Company of the applicable Honor Date by the Business Day immediately prior to such Honor Date), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such

L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company to reimburse each L/C Issuer for each drawing under each Letter of Credit made by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by any L/C Issuer which does not in fact materially prejudice the Company;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary;

provided, however, that anything in the foregoing to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will promptly notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuers. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial

Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit issued by such L/C Issuer, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit issued by such L/C Issuer. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.17, with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of daily amount available to be drawn under such Letter of Credit. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Credit Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit issued by Bank of America in its capacity as an L/C Issuer, at the rate per annum specified in the applicable Fee Letter and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit issued by Bank of America in its capacity as an L/C Issuer increasing the amount and/or extending the tenor of such Letter of Credit, at the rate separately agreed between the Company and Bank of America in its capacity as an L/C Issuer, computed on the Dollar Equivalent of the amount of such increase and/or extended amount, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit issued by (A) Bank of America in its capacity as an L/C Issuer, at the rate per annum specified in the applicable Fee Letter to which Bank of America is a party, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears and (B) any other L/C Issuer, at a rate separately agreed between the Company and such L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee described in the foregoing clause (iii) shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration

Date and thereafter on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Company shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Company. The Company irrevocably waives any and all defenses (other than the defense that any such amounts have been paid in full) that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiaries in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

(l) Letters of Credit Reports. For so long as any Letter of Credit issued by an L/C Issuer (other than Bank of America) is outstanding, such L/C Issuer shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit G, appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(m) Replacement of any L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between the Company, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(i). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Company, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing

Line Lender, may exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds. Notwithstanding the foregoing, Swing Line Borrowings may be advanced without regard to the notice requirements, minimum amounts and other requirements set forth above in this Section 2.04(b) in accordance with and as set forth in any Treasury Management Agreement.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Revolving Credit Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Credit Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Revolving Credit Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Optional.

(i) Each Borrower may, upon notice from the Company to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans or Revolving Credit Loans, in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two Business Days prior to any date of prepayment of Term SOFR Loans denominated in Dollars, (2) three Business Days prior to any date of prepayment of Daily Simple SOFR Loans denominated in Dollars, (3) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans and (4) on the date of prepayment of Base Rate Loans; (B) any prepayment of Daily Simple SOFR Loans or Term SOFR Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; (C) any prepayment of Alternative Currency Loans shall be in a minimum principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple thereof; and (D) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, amount and currency of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Except as otherwise provided in any Incremental Amendment with respect to any Term Loan Facility, each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the repayment installments thereof as directed by the Company (and, in the absence of any such direction, ratably to the Term Loan Facilities and on a pro rata basis across the remaining repayment installments thereof (including the payment due on the Maturity Date)). Subject to Section 2.17, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) The Company may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding the foregoing, Swing Line Borrowings may be repaid without regard to the notice requirements, minimum amounts and other requirements set forth above in this Section 2.04(a)(ii) in accordance with and as set forth in any Treasury Management Agreement.

(b) Mandatory.

(i) Dispositions of Property. If the Company or any of its Restricted Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05(a) (but only to the extent the Net Cash Proceeds of any such Disposition (or series of related Dispositions) does not exceed $1,000,000), (b), (c), (d), (e), (f), (g) or (h)) which results in the realization by such Person of Net Cash Proceeds, the Company shall make (and/or cause the applicable Designated Borrower to make, subject to Section 2.14(b)) mandatory prepayments in the manner set forth in subsection (v) below in an amount equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person; provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets (or, in the case of a Disposition permitted by Section 7.05(i), (x) one or more Permitted Acquisitions and/or (y) the payment of any obligations of the Company or its Restricted Subsidiaries in respect of the spin-off, termination or withdrawal of any Pension Plan to the extent such payments are permitted hereunder and no Event of Default has occurred as a result of such obligations) used in the business of the Company and its Restricted Subsidiaries so long as (A) within 270 days (or, in the case of a Disposition permitted by Section 7.05(i), 540 days) after the receipt of such Net Cash Proceeds, a definitive agreement for the purchase of such assets shall have been entered into and (B) within 360 days (or, in the case of a Disposition permitted by Section 7.05(i), 720 days) after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Company in writing to the Administrative Agent); and provided further, however, that an amount equal to any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the mandatory prepayments as set forth in this Section 2.05(b)(i). Notwithstanding the foregoing, the Company and its Restricted Subsidiaries shall be permitted during each fiscal year to exclude up to $10,000,000 of the Net Cash Proceeds resulting from the Dispositions described above from the prepayment requirements contemplated in this Section 2.05(b)(i).

(ii) Incurrence of Indebtedness. Upon the incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03), the Company shall make (and/or cause the applicable Designated Borrower to make, subject to Section 2.14(b)) mandatory prepayments in the manner set forth in subsection (v) below in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary.

(iii) Insurance and Condemnation Events. Upon the occurrence of any Insurance and Condemnation Event which results in the realization by the Company or any Restricted Subsidiary of Net Cash Proceeds, the Company shall make (and/or cause the applicable Designated Borrower to make, subject to Section 2.14(b)) mandatory prepayments in the manner set forth in subsection (v) below in an amount equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by the Company or such Restricted Subsidiary; provided, however, that with respect to any such Net Cash Proceeds, at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of receipt of such Net Cash Proceeds), and so long as no Event of Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may utilize such Net Cash Proceeds within 270 days after the receipt thereof to replace or repair the equipment, fixed assets or real property in respect of which such Net Cash Proceeds were received; and provided, further, however, that an amount equal to any Net Cash Proceeds not so utilized shall be immediately applied to the mandatory prepayments as set forth in this Section 2.05(b)(iii). Notwithstanding the foregoing, the Company and its Restricted Subsidiaries shall be permitted during each fiscal year to exclude up to $5,000,000 of the Net Cash Proceeds resulting from Insurance and Condemnation Events from the prepayment requirements contemplated in this Section 2.05(b)(iii).

(iv) Excess Total Revolving Credit Outstandings. If for any reason the Total Revolving Credit Outstandings at any time exceed the Aggregate Revolving Credit Commitments at such time or the Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds the Alternative Currency Sublimit then in effect (in either case, other than due to currency fluctuations), the Company shall (and/or cause the applicable Designated Borrower to, subject to Section 2.14(b)) promptly (and in any event within one Business Day) prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess. If, as a result of currency fluctuations, the Administrative Agent notifies the Company at any time that (A) the Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds an amount equal to 103% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall (and/or cause the applicable Designated Borrower to, subject to Section 2.14(b)) prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect and (B) the Total Revolving Credit Outstandings at any time exceed an amount equal to 103% of the Aggregate Revolving Credit Commitments at such time, then, within two Business Days after receipt of such notice, the Company shall (and/or cause the applicable Designated Borrower to, subject to Section 2.14(b)) prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an

aggregate amount equal to such excess. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable

(v) Application of Mandatory Prepayments.

(A) Each prepayment and/or Cash Collateralization made pursuant to the foregoing clauses (i),(ii) and (iii) of this Section 2.05(b) shall be applied, first, ratably between the Incremental Term A-1 Loans and (unless otherwise agreed by the applicable Incremental Lenders) any other Incremental Term Loans to reduce, initially, in direct order of maturity the next four immediately succeeding scheduled principal installments thereof and, thereafter, to the remaining scheduled principal installments thereof (including the payment due on the Maturity Date thereof) on a pro rata basis, and, second, to the Revolving Credit Facility (without a corresponding reduction of the Revolving Credit Commitments) as follows: first, ratably to the L/C Borrowings and the Swing Line Loans, and second, ratably to the outstanding Revolving Credit Loans.

(B) Subject to Section 2.17, each prepayment pursuant to this Section 2.05(b) shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the applicable Facility.

(C) For the avoidance of doubt, prior to any reinvestment of Net Cash Proceeds pursuant to subsection (i) or (iii) above, the Company may only apply such Net Cash Proceeds as a voluntary prepayment of Revolving Credit Loans and, subject to the requirements set forth in Section 4.02, subsequently reborrow such Net Cash Proceeds as Revolving Credit Loans for the purposes of completing such reinvestment.

(vi) Notwithstanding anything in this Section 2.05(b) to the contrary, no prepayment shall be required pursuant to (A) clause (i), (ii) or (iii) of this Section 2.05(b) as a result of any actions of a Foreign Subsidiary if such prepayment by such Foreign Subsidiary or the upstreaming of cash by such Foreign Subsidiary in order to make such prepayment would not be permitted by local law (e.g., financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of such Foreign Subsidiary), (B) clause (i) of this Section 2.05(b) as a result of the Disposition of assets by a Foreign Subsidiary or clause (iii) of this Section 2.05(b) as a result of the receipt of Net Cash Proceeds by a Foreign Subsidiary from an Insurance and Condemnation Event if, in either case, the Company and its Subsidiaries would suffer material adverse tax consequences (as determined in good faith by the Company) as a result of upstreaming cash to make any such prepayment (including the imposition of withholding taxes) and (C) no prepayment shall be required pursuant to clause (i) or (iii) of this Section 2.05(b) if the Consolidated Net Leverage Ratio as of the date such prepayment would otherwise be required (i.e. the date such Net Cash Proceeds are received if the Company does not provide a notice of its intent to reinvest or the date on which such reinvestment period ends) is less than 3.00 to 1.00 (calculated after giving pro forma effect to any Disposition resulting in the particular Net Cash Proceeds).

2.06 Termination or Reduction of Commitments.

(a) Optional. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments, the Alternative Currency Sublimit, the Designated Non-U.S. Borrower Sublimit, the Letter of Credit Sublimit (or any L/C Issuer’s commitment thereunder) or the Swing Line Sublimit, or from time to time permanently reduce the Aggregate Revolving Credit Commitments, the Alternative Currency Sublimit, the Designated Non-U.S. Borrower Sublimit, the Letter of Credit Sublimit (or any L/C Issuer’s commitment thereunder) or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction in the Aggregate Revolving Credit Commitments shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, (B) the Alternative Currency Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Revolving Credit Loans in Alternative Currencies would exceed the Alternative Currency Sublimit, (C) the Designated Non-U.S. Borrower Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Revolving Credit Loans to Designated Borrowers that are not U.S. Borrowers would exceed the Designated Non-U.S. Borrower Sublimit, (D) the Letter of Credit Sublimit (or any L/C Issuer’s commitment thereunder) if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit (or the Outstanding Amount of L/C Obligations not fully Cash Collateralized of any L/C Issuer would exceed such L/C Issuer’s commitment under the Letter of Credit Sublimit).or (E) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit. In addition, from and after the Amendment No. 1 Effective Date until the Longhorn Acquisition Commitment Termination Date, the Company may, upon notice to the Administrative Agent as set forth above, from time to time terminate (in whole or in part) the unused portion of the aggregate Incremental Term A-1 Commitments.

(b) Mandatory. The aggregate Incremental Term A-1 Loan Commitments shall be automatically and permanently reduced to zero on the Longhorn Acquisition Commitment Termination Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Aggregate Revolving Credit Commitments, the Alternative Currency Sublimit, the Designated Non-U.S. Borrower Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit under this Section 2.06. Upon any reduction of the Aggregate Revolving Credit Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused portion of the aggregate Incremental Term A-1 Loan Commitments under this Section 2.06. Upon any reduction of the unused portion of the aggregate Incremental Term A-1 Loan Commitments, the Incremental Term A-1 Loan Commitment of each Incremental Term A-1 Loan Lender shall be reduced by such Lender’s ratable portion of such reduction amount. All fees in respect of the Incremental Term A-1 Loan Facility accrued until the effective date of any termination of the Incremental Term A-1 Loan Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Revolving Credit Loans. Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date with respect to the Revolving Credit Facility the aggregate principal amount of Revolving Credit Loans made to such Borrower outstanding on such date.

(b) Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date with respect to the Revolving Credit Facility. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Company shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.

(c) Incremental Term A-1 Loans. The Company shall repay to the Incremental Term A-1 Loan Lenders the aggregate principal amount of all Incremental Term A-1 Loans in installments on the last Business Day of each calendar quarter of each year (commencing on the last Business Day of the first full calendar quarter ending after the Longhorn Acquisition Funding Date) and in the respective amounts (expressed as a percentage of the aggregate outstanding principal amount of all Incremental Term A-1 Loans on the Longhorn Acquisition Funding Date (after giving effect to all Incremental Term A-1 Loans made on such date)) set forth opposite such installments as set forth in the table below (which principal amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.05):

Installment No.	Principal Repayment Installments
Each of installments 1 through 8	1.25%
Each installment thereafter	1.875%

provided, however, that the final principal repayment installment of the Incremental Term A-1 Loans shall be repaid on the Maturity Date for the Incremental Term A-1 Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of Incremental Term A-1 Loans made to the Company that remain outstanding on such date.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate; (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iv) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (v) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; and (vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law.

(ii) While any Event of Default of the type described in Section 8.01(f) exists, the Borrowers shall pay interest on the principal amount of all of their respective outstanding

Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law.

(iii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law.

(iv) Upon the request of the Required Lenders while any Event of Default exists (other than as set forth in clauses (b)(i), (b)(ii) and (b)(iii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law.

(v) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Credit Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Ticking Fee. The Company shall pay to the Administrative Agent for the account of each Incremental Term A-1 Loan Lender, in accordance with its Applicable Percentage of the Incremental Term A-1 Loan Facility, a ticking fee in Dollars equal to 0.35% per annum times the actual daily undrawn amount of the Incremental Term A-1 Loan Commitments. The ticking fee shall accrue at all times during the period commencing on May 14, 2026 (if the Incremental Term A-1 Loan Borrowing does not occur on such date) until the earlier to occur of the Longhorn Acquisition Funding Date and the Longhorn Acquisition Commitment Termination Date, including at any time during which one or more of the conditions in Section 4.03 is not met, and shall be due and payable on the earlier to occur of the Longhorn Acquisition Funding Date and the Longhorn Acquisition Commitment Termination Date.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Daily Simple SOFR) shall be made on the basis of a year of 365 or 366 days. All computations of interest for Alternative Currency Loans shall be made on the basis of a year as set forth on Schedule 2.10 for such Alternative Currency and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, each applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period, subject to Section 2.14(b). This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by each Lender shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Revolving Credit Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require (upon reasonable notice) that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, if such payment is being made pursuant to Section 2.07(c) and the next following Business Day falls in another calendar month, such payment shall be due on the next preceding Business Day.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Daily Simple SOFR Loans, Term SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or L/C Issuers, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or such L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure), absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 Designated Borrowers.

(a) The Company may at any time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the

Administrative Agent in its sole discretion), designate any wholly-owned Restricted Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to Credit Extensions hereunder (i) the Administrative Agent and each Lender shall have approved such Applicant Borrower as a Designated Borrower and received at least five Business Days prior to such date all documentation and other information that such Person requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, (ii) the Administrative Agent and each Lender shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably requested by the Administrative Agent (it being agreed that (i) the forms delivered on the Closing Date are acceptable for a Domestic Subsidiary and (ii) with respect to the Netherlands Designated Borrower the Administrative Agent shall in any case receive a certificate of a Responsible Officer of the Netherlands Designated Borrower in form and substance reasonably satisfactory to Administrative Agent, to be entered into by the Netherlands Designated Borrower which shall certify (A) copies of resolutions in form and substance reasonably satisfactory to Administrative Agent, of the management board (bestuur), if required by law or under the Organizational Documents of such Netherlands Designated Borrower, the supervisory board or general meeting, and, where applicable, the positive or neutral advice (advies) in accordance with the Dutch Works Councils Act (Wet op de ondernemingsraden) from any Works Council (Ondernemingsraad) having jurisdiction over the Netherlands Designated Borrower, including the request for advice, in each case authorizing the execution, delivery and performance of this Agreement, and each other Loan Document to which the Netherlands Designated Borrower is a party, (B) the incumbency and signature of the officers of the Netherlands Designated Borrower authorized to execute this Agreement and the other Loan Documents, and (C) copies of the Organizational Documents of the Netherlands Designated Borrower, an up-to-date extract from the Dutch commercial register (Kamer van Koophandel), a copy of the up-to-date shareholders register (aandeelhoudersregister), and any regulations and/or rules (reglementen en/of andere regels) adopted by the Netherlands Designated Borrower), and (iii) each Lender shall have received a Note signed by such new Borrowers to the extent requested thereby. If the Administrative Agent and the Lenders agree that an Applicant Borrower shall be entitled to receive Revolving Credit Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five (5) Business Days after such effective date; and provided further that, effective as of the date hereof, the Administrative Agent and the Lenders hereby agree that the Netherlands Designated Borrower may become a “Designated Borrower” hereunder and may receive Revolving Credit Loans for its account on the terms and conditions set forth in this Agreement, in each case upon (A) delivery of a duly executed Designated Borrower Request and Assumption Agreement, (B) satisfaction of the conditions set forth in clauses (i) through (iii) of the second sentence of this Section 2.14(a) and Section 6.12 and (C) delivery of such amendments to this Agreement and the other Loan Documents as may be requested by the Administrative Agent pursuant to Section 2.14(e),without any requirement of further written consent from the Administrative Agent or the Lenders. Additionally, notwithstanding the foregoing, the

Company may in connection with any request pursuant to Section 2.15, designate any wholly-owned Restricted Subsidiary of the Company as a Designated Borrower to receive Incremental Term Loans hereunder, and the parties hereto acknowledge and agree that prior to any such Restricted Subsidiary becoming entitled to borrow any Incremental Term Loans the Administrative Agent and each Incremental Lender providing such Incremental Term Loan shall have approved such Restricted Subsidiary as a Designated Borrower and received items of the type described in clauses (i) through (iii) of the second sentence this Section 2.14(a) and such Restricted Subsidiary shall have complied with Section 6.12.

(b) The Obligations of each U.S. Borrower shall be joint and several in nature. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the Obligations of any Foreign Subsidiary that may become a Loan Party hereunder (including any Designated Borrowers that are Foreign Subsidiaries) shall be several in nature and not joint with the Obligations of any U.S. Loan Party and no Foreign Subsidiary shall provide any Guarantee in respect of any Obligations of any U.S. Loan Party.

(c) Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(d) The Company may from time to time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

(e) Notwithstanding anything to the contrary contained herein, in connection with any Foreign Subsidiary (including the Netherlands Designated Borrower) becoming a “Designated Borrower” hereunder, this Agreement and the other Loan Documents may, at the request of the Administrative Agent, be amended pursuant to a written agreement between the Borrowers and the Administrative Agent (without the consent of any Lenders) to reflect such changes as may be necessary or appropriate, in the opinion of the Administrative Agent, to reflect such technical provisions applicable to a borrower organized under the laws of the same foreign jurisdiction as such Foreign Subsidiary as are customarily included within U.S. law governed syndicated credit facilities of this type. Upon execution, the Administrative Agent shall provide a copy of such amendment(s) to all Lenders.

2.15 Increase Option.

(a) Request for Increase. On the Amendment No. 1 Effective Date, certain of the Lenders party thereto have agreed to make the Incremental Term A-1 Loan Facility available to the Company pursuant to the terms this Agreement (as modified by Amendment No. 1), which such Facility shall constitute an Incremental Increase made pursuant to this Section 2.15. In addition to the foregoing, upon notice to the Administrative Agent, at any time after the Amendment No. 1 Effective Date, the Company may request (i) one or more incremental term loan commitments (each, an “Incremental Term Loan Commitment”) to make one or more additional term loans, including a borrowing of an additional term loan the principal amount of which will be added to the outstanding principal amount of the existing Class of outstanding Term Loans with the latest scheduled Maturity Date (any such additional term loan, an “Incremental Term Loan”) and/or (ii) one or more increases in the Revolving Credit Commitments (each, an “Incremental Revolving Credit Facility Increase” and, together with the Incremental Term Loan Commitments and Incremental Term Loans, the “Incremental Increases”) (it being understood that the Company has the absolute right to pursue Incremental Increases in accordance with this Section 2.15 and no Lender shall have the ability to block any such pursuit although no Lender shall be obligated to provide any Incremental Increase); provided that (w) unless otherwise approved by the Administrative Agent, after the Amendment No. 1 Effective Date, no more than five (5) requests for Incremental Increases shall be permitted to be made during the term of this Agreement, (x) the aggregate initial principal amount (as of the date of incurrence or availability thereof) of such requested Incremental Increase shall not exceed the Incremental Facilities Limit, (y) any such Incremental Increase shall be in an aggregate amount of not less than $10,000,000 or any whole multiple of $1,000,000 in excess thereof (or, in either case, such lesser amount as may be acceptable to the Administrative Agent) and (z) after giving effect to any such addition, the aggregate outstanding amount of Incremental Term Loans made to Designated Borrowers that are not U.S. Borrowers shall not exceed, when taken together with the aggregate Outstanding Amount of all Revolving Credit Loans made to Designated Borrowers that are not U.S. Borrowers, $75,000,000; provided further that no increase in the Aggregate Revolving Credit Commitments shall (A) increase the Swing Line Sublimit without the consent of the Swing Line Lender, (B) increase the Letter of Credit Sublimit (or change the allocation of the Letter of Credit Sublimit among the L/C Issuers) without the consent of the L/C Issuers or (C) increase the Alternative Currency Sublimit or the Designated Non-U.S. Borrower Sublimit, in either case, without the consent of the Required Revolving Credit Lenders.

(b) Terms of Incremental Increases. The terms of each Incremental Increase (which shall be set forth in the relevant Incremental Amendment) shall be determined by the Company and the applicable Incremental Lenders; provided that:

(i) in the case of each Incremental Term Loan, such Incremental Term Loan will satisfy each of the Permitted Indebtedness Conditions; and

(ii) in the case of each Incremental Revolving Credit Facility Increase, each such Incremental Revolving Credit Facility Increase shall have the same terms, including maturity, Applicable Rate, as, and be a part of, the Revolving Credit Facility; provided that (A) any upfront fees payable by the Borrowers to the Lenders under any Incremental Revolving Credit Facility Increases may differ from those payable under the then existing Revolving Credit Commitments and (B) the Applicable Rate or interest rate floor applicable to any Incremental Revolving Credit Facility Increase may be higher than the Applicable Rate or interest rate floor applicable to the Revolving Credit Facility if the Applicable Rate or interest rate floor applicable to the Revolving Credit Facility is increased to equal the Applicable Rate and interest rate floor applicable to such Incremental Revolving Credit Facility Increase.

(c) Notices; Lender Elections. Each notice from the Company pursuant to this Section shall set forth the requested amount and proposed terms of the applicable Incremental Increase. Incremental Increases may be made by any existing Lender or by any other bank or financial institution that is an Eligible Assignee (any such bank or other financial institution, together with any existing Lenders providing all or any portion of an Incremental Increase, an “Incremental Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent. At the time of the sending of such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each proposed Incremental Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the proposed Incremental Lenders (or such shorter period as agreed to by the Administrative Agent)). No Lender shall be obligated to provide any portion of an Incremental Increase, unless it so agrees. Each proposed Incremental Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Incremental Increase and, if so, whether by an amount equal to, greater than, or less than the requested increase. Any proposed Incremental Lender not responding within such time period shall be deemed to have declined to provide an Increase. The Administrative Agent shall notify the Company of the proposed Incremental Lenders’ responses to each request made hereunder. Any additional Eligible Assignee invited to become a Lender pursuant to an Incremental Increase pursuant to this Section 2.15 shall become a Lender hereunder pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Incremental Amendment. Each such Incremental Increase shall be effected pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, the other Loan Parties, each applicable Incremental Lender and the Administrative Agent. An Incremental Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including, without limitation, to incorporate the Incremental Increase into the calculation of the “Required Lenders” and related provisions, to make any such Incremental Term Loans fungible with any existing Class of Term Loans and to permit Incremental Lenders with respect to Incremental Term Loans, as to customary matters, to be entitled to vote as a separate class with other Incremental Lenders with Incremental Term Loans to the extent provided in the applicable Incremental Amendment)). Upon execution, the Administrative Agent shall provide a copy of any Incremental Amendment to all Lenders.

(e) Effective Date and Allocations. If any Incremental Increase is effected in accordance with this Section 2.15, the Administrative Agent and the Company shall determine the effective date (each, an “Increase Effective Date”) and the final allocation thereof. The Administrative Agent shall promptly notify the Company and the Incremental Lenders of the final allocation of such addition and the Increase Effective Date.

(f) Conditions to Effectiveness of Increase. The effectiveness of any Incremental Amendment shall, unless otherwise agreed to by the Administrative Agent and each Incremental Lender party thereto, be subject to the satisfaction on the Increase Effective Date of each of the following conditions, which, in the case of an Incremental Term Loan incurred solely to finance a substantially concurrent Limited Condition Transaction, shall be subject to Section 1.12:

(i) the representations and warranties contained in Article V and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) as of such earlier date and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(ii) no Default shall exist as of the Increase Effective Date, and no Default shall occur on the Increase Effective Date as a result of making any Credit Extension in connection with the Incremental Increase or from the application of the proceeds thereof;

(iii) after giving effect to such Incremental Amendment, the Company shall be in compliance with the financial covenants set forth in Sections 7.11(b) and 7.11(c), in each case determined on a Pro Forma Basis as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to the incurrence of such Incremental Increase;

(iv) the Administrative Agent shall have received each of the following, each dated the applicable Increase Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Incremental Amendment (and such other documents contemplated to be delivered in connection therewith); and (B) a certificate of each Loan Party signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by the board of directors (or other appropriate governing body) of such Loan Party approving or consenting to the Incremental Amendment and the Incremental Increase provided thereby, and in the case of the Company, certifying as to the satisfaction of the conditions set forth in the foregoing subsections (i), (ii) and (iii) and certifying that such Incremental Increase does not exceed the Incremental Facilities Limit (and, if applicable, providing the calculations in support thereof) and shall classify such Incremental Increase as being incurred under clause (a) or clause (b) or both clauses of the definition of Incremental Facilities Limit (and, if both, the amount allocable to each);

(v) there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental Amendment on the related Increase Effective Date), as applicable, all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Increase Effective Date; and

(vi) (A) upon the reasonable request of any Lender made at least five Business Days prior to the Increase Effective Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least three Business Days prior to the Increase Effective Date and (B) at least three Business Days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(g) Effect of Incremental Amendment / Equal and Ratable Benefit. On each Increase Effective Date, (i) each Eligible Assignee which is providing an Incremental Increase shall become a “Lender” for all purposes of this Agreement and the other Loan Documents and (ii) in the case of any increase of the Aggregate Revolving Credit Commitments, the Borrowers shall prepay any Revolving Credit Loans outstanding (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section. The Loans and Commitments established pursuant to this Section 2.15 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties and security interests created by the Collateral Documents.

(h) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.16 Cash Collateral.

(a) Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the close of business on the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or any L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender) and, in the case of clause (iii) above, if applicable, Cash Collateral in an amount not less than the maximum potential drawings under Secured Permitted Bilateral Letters of Credit. Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 103% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b) Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers, the Lenders and the PSLOC Banks, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the L/C Issuers, the Lenders and the PSLOC Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount or the maximum potential drawings under Secured Permitted Bilateral Letters of Credit, as applicable, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.17 or 8.02 in respect of Letters of Credit or Secured Permitted Standalone Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by any Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided (including obligations under Secured Permitted Standalone Letters of Credit), prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Class Lenders”, “Required Lenders”, “Required Revolving Credit Lenders” and “Required Term Loan Lenders” and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Swing Line Lender and the applicable L/C Issuer, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and the funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swing Line Loans/Letters of Credit. So long as any Revolving Credit Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.18 Designation of Unrestricted and Restricted Subsidiaries.

(a) At any time on or after the Closing Date, upon written notice to the Administrative Agent (which written notice shall contain a certification as to the matters set forth in this Section 2.18(a)), the Company may designate any Restricted Subsidiary (along with all Subsidiaries of such Restricted Subsidiary) as an “Unrestricted Subsidiary”; provided that (i) both immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (ii) the Investment in such Unrestricted Subsidiary must be permitted at such time under Section 7.02(f) or (i) (with the amount of such Investment being deemed to be the fair market value of the net assets of such Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary), (iii) once designated as an Unrestricted Subsidiary, the Company may re-designate such Subsidiary as a “Restricted Subsidiary” pursuant to Section 2.18(b), but, thereafter, the Company shall not re-designate such Subsidiary as an “Unrestricted Subsidiary” pursuant to this Section 2.18(a), (iv) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary (A) if it is a Borrower or a Subsidiary Guarantor (unless, in the case of a Subsidiary Guarantor, concurrently with such designation it ceases to be a Subsidiary Guarantor) or (B) unless each of its direct and indirect Subsidiaries is also designated an Unrestricted Subsidiary pursuant to this Section 2.18(a), (v) after giving effect to such designation, the Company and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.11, such compliance to be determined on the basis of financial information for the fiscal period most recently ended for which financial information is available, and (vi) the Company and its Restricted Subsidiaries (excluding the proposed Unrestricted Subsidiary) shall at the time of the designation represent, on a consolidated basis (and without taking into account the assets or revenues of any Unrestricted Subsidiary (including the proposed Unrestricted Subsidiary) or the value of any Investment therein) at least 90% of the Consolidated Total Assets and 90% of the consolidated total revenues of the Company and its Subsidiaries. The designation of any Subsidiary as an Unrestricted Subsidiary on or after the

Closing Date shall constitute an Investment (with the amount of such Investment being deemed to be the fair market value of the net assets of such Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary) by the Company or a Restricted Subsidiary therein at the date of designation.

(b) At any time after the Closing Date and upon written notice to the Administrative Agent, the Company may re-designate any Unrestricted Subsidiary as a “Restricted Subsidiary”; provided that (i) no Subsidiary holding or owning Equity Interests in such re-designated Restricted Subsidiary shall be an Unrestricted Subsidiary (unless also being re-designated at such time) and (ii) both before and after giving effect to such designation, no Event of Default shall have occurred and be continuing. The re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of such re-designation of any Investment, Indebtedness or Liens of such re-designated Restricted Subsidiary existing at such time and (ii) a return on any Investment by the Company or other applicable Restricted Subsidiary in such re-designated Restricted Subsidiary in an amount equal to the fair market value at the date of such re-designation of the Company’s or its Restricted Subsidiary’s (as applicable) Investment in such re-designated Restricted Subsidiary.

(c) Any designation of a Subsidiary as an Unrestricted Subsidiary or a Restricted Subsidiary shall be deemed a representation and warranty by the Company that each of the requirements in Section 2.18(a) or Section 2.18(b), as applicable, are satisfied in all respects.

(d) The Unrestricted Subsidiaries as of the Closing Date are set forth on Schedule 2.18.

(e) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall (i) any Subsidiary be designated as an Unrestricted Subsidiary if it, or if any of its Subsidiaries, owns or holds (including by way of an exclusive license or otherwise) any intellectual property or any other assets material to any Loan Party’s business or (ii) (A) any Unrestricted Subsidiary, or any of its Subsidiaries, own or hold (including by way of an exclusive license or otherwise) or (B) the Company or any Restricted Subsidiary transfer (including by way of an exclusive license or otherwise) to any Unrestricted Subsidiary, or any of its Subsidiaries, any material intellectual property or any other assets material to any Loan Party’s business.

2.19 Extensions of Maturity Date.

(a) The Company may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any Class of Loans and Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Class of Revolving Credit Commitments, Replacement Revolving Credit Commitments and/or Term Loans that will be subject to the Extension (which shall be in minimum increments of $5,000,000 and a minimum amount of $5,000,000 (or, in each case, such other amounts as the Administrative Agent may approve in its sole discretion), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Class of Revolving Credit Commitments, Replacement Revolving Credit Commitments and/or Term Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (each, an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Company. If the aggregate principal amount of Revolving Credit Commitments, Replacement Revolving Credit Commitments or Term Loans, as applicable, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments, Replacement Revolving

Credit Commitments or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments, Replacement Revolving Credit Commitments or Term Loans, as applicable, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b) The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties contained in Article V and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) on and as of the effective date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) as of such earlier date and except that for purposes of this Section 2.19, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (iii) each L/C Issuer and the Swing Line Lender shall have consented to any Extension of the Revolving Credit Commitments or Replacement Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Line Loans at any time during the extended period and (iv) the terms of such Extended Revolving Credit Commitments and Extended Term Loans shall comply with paragraph (c) of this Section.

(c) The terms of each Extension shall be determined by the Administrative Agent, the Company and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the stated maturity date of the Class of Revolving Credit Commitments, Replacement Revolving Credit Commitments or Term Loans being extended thereby, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Credit Commitments and (B) the Weighted Average Life to Maturity of the Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the existing Class of Term Loans being extended thereby, (iii) the Extended Revolving Credit Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Class of Revolving Credit Loans or Term Loans, as applicable, being extended thereby and the borrower and guarantors of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be the same as the Borrowers and Guarantors with respect to the existing Class of Revolving Credit Loans or Term Loans, as applicable, being extended thereby, (iv) the interest rate margins, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Credit Commitment (and the Extended Revolving Credit Loans thereunder) and Extended Term Loans shall be determined by the Company and the applicable extending Lenders, (v)(A) the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term Loans and (B) borrowing and prepayment of Extended Revolving Credit Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swing Line Loans, shall be on a pro rata basis with the other Revolving Credit Loans, Revolving Credit Commitments, Replacement Revolving Credit Loans or Replacement Revolving Credit Commitments, as applicable, of the Class being extended thereby (other than upon the maturity of the non-extended Revolving Credit Loans, Revolving Credit Commitments, Replacement Revolving Credit Loans or Replacement Revolving Credit Commitments, as applicable, of the Class being extended thereby) and (vi) the terms of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).

(d) In connection with any Extension, the Company, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each affected Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new Class or tranche of Revolving Credit Commitments, Replacement Revolving Credit Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of Revolving Credit Exposure or the credit exposure with respect to any Replacement Revolving Credit Commitment, as applicable, upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this Section 2.19.

(e) The Company shall have the right to replace each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) with, and add as “Revolving Credit Lenders” or “Term Loan Lenders”, as applicable, under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 10.13; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the existing Maturity Date, undertake a Revolving Credit Commitment and/or Term Loan Commitment, as applicable (and, if any such Additional Commitment Lender is already a Revolving Credit Lender or Term Lender, its Commitment shall be in addition to any other Commitment of such Lender hereunder on such date).

(f) This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.20 Refinancing Facilities.

(a) Notwithstanding anything to the contrary in this Agreement, the Company may by written notice to the Administrative Agent request the establishment of (i) one or more additional tranches or Classes of term loans under this Agreement (“Refinancing Term Loans”) which refinance, renew, replace, defease or refund (collectively, “Refinance”) one or more Classes of outstanding Term Loans or (ii) one or more additional revolving facilities under this Agreement providing for revolving commitments (“Replacement Revolving Credit Commitments” and, the revolving loans thereunder, “Replacement Revolving Credit Loans”; any Replacement Revolving Credit Commitments and any Replacement Revolving Credit Loans, together with any Refinancing Term Loans, collectively, the “Refinancing Debt”) which Refinance one or more Classes of Revolving Credit Commitments (and the Loans made thereunder) under this Agreement. Each such notice shall specify the date (each, a “Refinancing/Replacement Effective Date”) on which the Company proposes that the Refinancing Term Loans or Replacement Revolving Credit Loans, as applicable, be made and the Replacement Revolving Credit Commitments be available, which such date shall be not less than five (5) Business Days after the date on which such notice is delivered to Administrative Agent (or such later date as may be approved by the Administrative Agent).

(b) The Company may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person that meets the requirements of an Eligible Assignee of the Indebtedness or Commitments being Refinanced to provide all or a portion of the requested Refinancing Term Loan or Replacement Revolving Credit Commitments, as applicable; provided that (i) in the case of a Refinancing Term Loan, the consent of the Administrative Agent has been received with respect to any proposed Refinancing Term Lender that is not already a Lender, an Affiliate of a Lender or an Approved Fund and (ii) in the case of a Replacement Revolving Credit Commitment, the consent of each of the Administrative Agent, the Swing Line Lender and the L/C Issuers shall have been received with respect to any proposed Replacement Revolving Credit Lender that is not already a Lender with a Revolving Credit Commitment of the Class of Revolving Credit Commitments being Refinanced or an Affiliate of any such Lender. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each proposed Refinancing Term Lender or Replacement Revolving Credit Lender, as the case may be, is requested to respond, which shall in no event be less than two (2) Business Days (or such later date as may be approved by the Administrative Agent) from the date of delivery of such notice to the proposed Refinancing Term Lender or Replacement Revolving Credit Lender, as the case may be. Each proposed Refinancing Term Lender or Replacement Revolving Credit Lender, as the case may be, may elect or decline, in its sole discretion, and shall notify the Administrative Agent within such time period whether it agrees, to provide a Refinancing Term Loan or Replacement Revolving Credit Commitment, as applicable, and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period shall be deemed to have declined to provide a Refinancing Term Loan or Replacement Revolving Credit Commitment (or any portion thereof). At the conclusion of such period, the Administrative Agent (in consultation with the Company) shall determine the final allocation of such Refinancing Term Loan or Replacement Revolving Credit Commitment and shall promptly notify the Company and each of the applicable Refinancing Term Lenders or Replacement Revolving Credit Lenders of the final allocations of such Refinancing Term Loan or Replacement Revolving Credit Commitment, as the case may be (limited in the case of such Lenders to their own respective allocations thereof).

(c) Any Refinancing Term Loans made on any Refinancing/Replacement Effective Date shall be designated a series (each, a “Refinancing Term Loan Series”) of Refinancing Term Loans and as a separate Class for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Refinancing Term Loan Series of, and part of the same Class of, Refinancing Term Loans made to the Company. Any Replacement Revolving Credit Commitment made available on any Refinancing/Replacement Effective Date shall be designated a series (each, a “Replacement Revolving Credit Commitment Series”) of Replacement Revolving Credit Commitments and as a separate Class of Revolving Credit Commitments for all purposes of this Agreement; provided that any Replacement Revolving Credit Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in, and part of the same Class as, any previously established Replacement Revolving Credit Commitment Series; provided further that if any Replacement Revolving Credit Commitment is designated as an increase in any previously established Replacement Revolving Credit Commitment Series, each of the Replacement Revolving Credit Lenders with Replacement Revolving Credit Commitments of such Replacement Revolving Credit Commitment Series shall, on the Refinancing/Replacement Effective Date and subject to the satisfaction of the terms and conditions in this Section 2.20, purchase from each of the other Lenders with Replacement Revolving Credit Commitments of such Replacement Revolving Credit Commitment Series, at the principal amount thereof and in the applicable currencies, such interests in the Revolving Credit Loans under such Replacement Revolving Credit Commitments outstanding immediately prior to the effectiveness of the Refinancing Amendment as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Credit Loans of such Replacement

Revolving Credit Commitment Series will be held by Replacement Revolving Credit Lenders thereunder ratably in accordance with their Replacement Revolving Credit Commitment Percentages.

(d) With respect to any request for Refinancing Term Loans or Replacement Revolving Credit Commitments, subject to the terms and conditions hereof (including, without limitation, the satisfaction or waiver of the terms and conditions set forth in this Section 2.20), each Refinancing Term Lender shall on the applicable Refinancing/Replacement Effective Date applicable to such request, make a Refinancing Term Loan to the applicable Borrowers in an amount equal to its pro rata share of such request and each Replacement Revolving Credit Lender shall make its Replacement Revolving Credit Commitment available to the applicable Borrowers in an amount equal to such Replacement Revolving Credit Commitment (and in connection therewith make any Replacement Revolving Credit Loans) of such request and in connection therewith such Refinancing Term Lender and/or Replacement Revolving Credit Lender shall become a Lender hereunder with respect to such Refinancing Term Loans and Replacement Revolving Credit Commitments (and the Replacement Revolving Credit Loans made pursuant thereto).

(e) The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.20 (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Term Loans, Replacement Revolving Credit Commitments and Replacement Revolving Credit Loans on the terms specified by the Company and the applicable Refinancing Term Lenders or Replacement Revolving Credit Lenders, as a the case may be) and hereby waive the requirements of this Agreement (including Section 2.13 and Section 10.01) or any other Loan Document that may otherwise prohibit such Refinancing or any other transaction contemplated by this Section 2.20. The Refinancing Term Loans, Replacement Revolving Credit Commitments and/or Replacement Revolving Credit Loans shall be established pursuant to an amendment to (or if agreed to by the Administrative Agent and the Borrower an amendment and restatement of) this Agreement and, as appropriate, the other Loan Documents (each, a “Refinancing Amendment”) among the Loan Parties, the Administrative Agent and the applicable Refinancing Term Lenders or Replacement Revolving Credit Lenders (and, if applicable, any replacement Issuing Lender and/or replacement Swingline Lender), which Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20, including in order to establish new tranches or sub-tranches in respect of the Refinancing Term Loans, the Replacement Revolving Credit Commitments and Replacement Revolving Credit Loans and such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in Section 2.07 (insofar as such schedule relates to payments due to Lenders with respect to any Term Loans which are Refinanced; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders of the Term Loans which are not Refinanced). The Administrative Agent shall be permitted, and each is hereby authorized, to enter into such Refinancing Amendments to effect the foregoing.

(f) The effectiveness of any Refinancing Amendment and the Refinancing Term Loan or Replacement Revolving Credit Commitments thereunder, shall be subject to the satisfaction or waiver on or prior to the Refinancing/Replacement Effective Date of each of the following conditions, together with any additional conditions set forth in the applicable Refinancing Amendment:

(i) each of the conditions set forth in Section 4.02 shall be satisfied or waived (it being agreed that for purposes of this clause (i) the making available of a Replacement Revolving Credit Commitment shall be deemed to be a Credit Extension whether or not any Replacement Revolving Credit Loans are funded on the applicable Refinancing/Replacement Effective Date);

(ii) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (1) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (2) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Term Loan or Replacement Revolving Credit Commitment is provided with the benefit of the applicable Loan Documents;

(iii) the Net Cash Proceeds of any such Refinancing Term Loans shall be applied, concurrently or substantially concurrently with the incurrence thereof, solely to the repayment of the outstanding amount of one or more Classes (or portions thereof) of Term Loans being Refinanced thereby and the aggregate principal amount of the Replacement Revolving Credit Commitments shall be applied concurrently with the effectiveness of the applicable Refinancing Amendment to permanently reduce one or more Classes (or the portions thereof) of Revolving Credit Commitments being Refinanced thereby;

(iv) each Class of Refinancing Term Loans or Replacement Revolving Credit Commitments shall be in an aggregate principal amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or such other amount necessary to Refinance any Class of outstanding Term Loans or Revolving Credit Commitments in full or such lesser amount agreed to by the Administrative Agent in its sole discretion);

(v) any Class of Refinancing Term Loans or Replacement Revolving Credit Commitments (and any Replacement Revolving Credit Loans made thereunder) shall satisfy each of the requirements set forth in the definition of Permitted Refinancing Indebtedness with references therein to “Refinancing Indebtedness” being deemed to refer to such Class of Refinancing Term Loans or Replacement Revolving Credit Commitments (and any Replacement Revolving Credit Loans made thereunder) and references therein to “Refinanced Indebtedness” being deemed to refer to the Class or Classes of Term Loans or Revolving Credit Commitments being Refinanced thereby; and

(vi) notwithstanding the terms of Section 2.15, Section 2.19 and this Section 2.20, unless otherwise approved by the Administrative Agent in its sole discretion, in no event shall there be more than (A) two (2) tranches of revolving facilities in the aggregate in effect at any time (including the Revolving Credit Commitments, any Extended Revolving Credit Commitments and any Replacement Revolving Credit Commitments) and (ii) five (5) tranches of term loans (including the Incremental Term A-1 Loans, any Incremental Term Loans, any Extended Term Loans and any Refinancing Term Loans), in each case under this Agreement.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation it has received pursuant to subsection (e) below, if any.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, if any, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any Applicable Law other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) The Company shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A reasonably detailed certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error. Each Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 Business Days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 Business Days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of each Borrower to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by any Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, and at the time prescribed by Applicable Law, such properly completed and executed documentation prescribed by Applicable Law or the taxing authorities of a jurisdiction pursuant to such Applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by Applicable Law other than the Code or the taxing authorities of the jurisdiction pursuant to such Applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the

Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(II) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(III) executed copies of IRS Form W-8ECI;

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(V) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F‑4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h) Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.

3.02 Illegality. If any Lender determines in good faith that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Daily Simple SOFR Loans or Term SOFR Loans or to convert Base Rate Loans to Daily Simple SOFR Loans or Term SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Daily Simple SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Daily Simple SOFR Loans, Term SOFR Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Daily Simple SOFR Loans or Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple SOFR component of the Base Rate), in each case, immediately, or, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or Daily Simple SOFR, as applicable, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Daily Simple SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Simple SOFR or SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Loan, a Daily Simple SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or Daily Simple SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(b) or Section 3.03(c) and the circumstances under clause (i) of Section 3.03(b), Section 3.03(c), the SOFR Scheduled Unavailability Date or the Non-SOFR Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Daily Simple SOFR Loan, Term SOFR Loan or Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Daily Simple SOFR Loans, Term SOFR Loans or Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Daily Simple SOFR Loans or Term SOFR Loans, shall be suspended in each case to the extent of the affected Daily Simple SOFR Loans, Term SOFR Loans or Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Daily Simple SOFR component of the Base Rate, the utilization of the Daily Simple SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, or conversion to, or continuation of Daily Simple SOFR Loans, Term SOFR Loans or Alternative Currency Loans to the extent of the affected Daily Simple SOFR Loans, Term SOFR Loans or Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Daily Simple SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately, (B) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of their respective applicable Interest Period and (C) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.

(b) Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis or one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which SOFR or one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR or such interest periods of Term SOFR after such specific date (the latest date on which SOFR or one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing SOFR for Dollars or any then current SOFR Successor Rate for Dollars in accordance with this Section 3.03(b) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c) Replacement of Relevant Rate or Successor Rate with Respect to Alternative Currency Loans. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error), or the Company or the Required Lenders notify the Administrative Agent in writing (with, in the case of the Required Lenders, a copy to the Company) that the Company or the Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate under this Agreement is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Non-SOFR Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the Non-SOFR Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency (other than Dollars) or any then current Non-SOFR Successor Rate for an Agreed Currency (other than Dollars) in accordance with this Section 3.03(c) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

(e) Determination of Required Lenders. For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars or the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement or Daily Simple SOFR Loans, Term SOFR Loans or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount), in each of the foregoing cases, by an amount deemed material by such Lender or such L/C Issuer, as applicable, then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), in each of the foregoing cases, by an amount deemed material by such Lender or such L/C Issuer, as applicable, then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or reasonable and documented out-of-pocket expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

(c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Term SOFR Loan or Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan or Term SOFR Loan made by it at the Alternative Currency Term Rate or Term SOFR, as applicable, for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan or Term SOFR Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to a Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and out-of-pocket expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Documentation. The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, the Guaranties, the U.S. Security Agreement and the U.S. Pledge Agreement;

(ii) Notes executed by the Borrowers in favor of each Lender requesting Notes;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;

(v) favorable opinions of counsel to the Loan Parties addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi) [reserved];

(vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since December 31, 2024 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) a calculation of the Consolidated Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio as of the Closing Date;

(viii) a certificate of the chief financial officer of the Company as to the Solvency of the Company and the Company and its Restricted Subsidiaries, taken as a whole, after giving effect to the transactions contemplated on the Closing Date and the Indebtedness incurred in connection therewith;

(ix) searches of UCC filings (or the foreign equivalent) in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and copies of the financing statements on file in such jurisdictions;

(x) delivery of Uniform Commercial Code financing statements (or the foreign equivalent) suitable in form and substance for filing in all places required by Applicable Law to perfect the Liens of the Administrative Agent under the Collateral Documents as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary under Applicable Law to perfect the Liens of the Administrative Agent under such Collateral Documents as a first priority Lien (subject only to Permitted Liens) in and to such other Collateral as the Administrative Agent may require including without limitation the delivery by the Loan Parties of stock or membership certificates, if any, evidencing the Equity Interests pledged pursuant to the Collateral Documents and undated stock or transfer powers duly executed in blank; in each case to the extent such Equity Interests are certificated; and

(xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, each L/C Issuer, the Swing Line Lender or the Lenders reasonably may require.

(b) Insurance. The Company shall have delivered to the Administrative Agent evidence of insurance coverage on the Company’s and each Restricted Subsidiary’s property satisfying the requirements of Section 6.07, and where required by the Administrative Agent, with loss payable endorsements in favor of the Administrative Agent for the benefit of the Secured Parties.

(c) PATRIOT Act, etc. The Administrative Agent and each Lender shall have received at least five Business Days prior to the Closing Date (i) all documentation and other information requested by the Administrative Agent or such Lender, as applicable, in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Act, and (ii) with respect to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.

(d) Absence of Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of the Company after reasonable inquiry, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Restricted Subsidiaries or against any of their properties or revenues that could reasonably be expected to materially adversely affect the Loan Documents or any of the transactions contemplated thereby.

(e) Financial Information. The Administrative Agent shall have received (i) the Audited Financial Statements, (ii) all interim financial statements of the Company and its Subsidiaries from and the after the Audited Financial Statements through the most recent quarter for which financial statements are available and (iii) such projections and forecasts prepared by management of the Company as may be reasonably requested by the Administrative Agent.

(f) Existing Credit Agreement. The Administrative Agent shall have received evidence reasonably satisfactory to it that, concurrently with the closing, all outstanding principal, interest, fees and other obligations under the Existing Credit Agreement shall either be paid in full or made subject to such other arrangements as the Administrative Agent shall have approved in order to effect this Agreement as an amendment and restatement and so as to reflect the Commitments and Applicable Percentages of the Lenders contemplated hereby and cause all applicable outstanding amounts hereunder to be consistent with such Commitments and Applicable Percentages (including any payments necessary to Existing Lenders who elect not to become Lenders hereunder, if any).

(g) Fees. Any fees required to be paid to the Administrative Agent, the Arrangers or the Lenders on or before the Closing Date shall have been paid.

(h) Legal Fees and Expenses. Unless waived by the Administrative Agent, the Company shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the Closing Date (or otherwise reflected in a settlement statement approved by the Company), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent or its counsel).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to All Credit Extensions. Subject to Section 2.15 and Section 1.12 solely with respect to any Incremental Term Loan incurred to finance a substantially concurrent Limited Condition Acquisition, the obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than (x) a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Alternative Currency Term Rate Loans or Term SOFR Loans and (y) a Loan Notice requesting the Incremental Term A-1 Loan Borrowing or the Longhorn Acquisition Revolving Borrowing in connection with the Longhorn Acquisition Funding Date) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any such representation and warranty that is subject to materiality or Material Adverse Effect qualifications, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall exist or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

(e) In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Alternative Currency Term Rate Loans or Term SOFR Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03 Conditions to Credit Extensions for Longhorn Acquisition. The obligation of each Lender to honor any Request for Credit Extension hereunder with respect to the Incremental Term A-1 Loan Borrowing or the Longhorn Acquisition Revolving Borrowing, is subject to the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received:

(i) a certificate of a Responsible Officer of the Company attaching copies of (or certifying that such agreement is unchanged from the version attached to the certificate delivered pursuant to Amendment No. 1) any amendments, consents, waivers or other modifications of, or with respect to, the Longhorn Acquisition Agreement since the Amendment No. 1 Effective Date;

(ii) a certificate of a Responsible Officer of the Company certifying (A) that the conditions specified in subsections (b), (c), (g) and (h) of this Section 4.03 are satisfied and (B) as to a calculation of the Consolidated Net Leverage Ratio as of the Longhorn Acquisition Funding Date, calculated, on a Pro Forma Basis, giving effect to the Longhorn Acquisition and all Indebtedness incurred or assumed in connection therewith; provided that such calculation produced pursuant to this clause (B) is only for purposes of determining the Applicable Rate to be in effect as of the Longhorn Acquisition Funding Date and its inclusion on this certificate is not a condition to funding, however, if such calculation is not so included, then Pricing Level VI shall automatically apply as of the Longhorn Acquisition Funding Date;

(iii) a Solvency certificate of the chief financial officer of the Company in substantially the form of Exhibit K; and

(iv) a Request for Credit Extension in accordance with the requirements hereof.

(b) Company Material Adverse Effect. Other than as disclosed in (i) the Company SEC Documents (as defined in the Longhorn Acquisition Agreement as in effect on the Amendment No. 1 Effective Date) filed with or furnished to the SEC and publicly available on EDGAR (as defined in the Longhorn Acquisition Agreement) at least twenty four (24) hours prior to the date of the Longhorn Acquisition Agreement (excluding any disclosures set forth in any such Company SEC Document under the heading “Risk Factors” or in any section relating to forward-looking disclaimers or any other statement or disclosure that are generally cautionary, predictive or forward-looking in nature) or (b) the Company Disclosure Letter (as defined in the Longhorn Acquisition Agreement as in effect on the Amendment No. 1 Effective Date) either in the corresponding section or subsection thereof or as otherwise where the relevance of such information is readily apparent on its face, since June 30, 2025, there has not been any event, change, circumstance, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a “Company Material Adverse Effect” (as defined in the Longhorn Acquisition Agreement as in effect on the Amendment No. 1 Effective Date).

(c) Longhorn Acquisition. The Administrative Agent shall have received true and correct fully-executed copies of the Longhorn Acquisition Agreement (including all exhibits thereto and all schedules delivered in connection therewith and all amendments and supplements thereto), and the Administrative Agent hereby acknowledges receipt of an executed copy of the Longhorn Acquisition Agreement as in effect on the Amendment No. 1 Effective Date. The Longhorn Acquisition shall have been consummated, or substantially simultaneously with the initial borrowing under the Incremental Term A-1 Loan Facility shall be consummated, in each case in all material respects in accordance with the terms of the Longhorn Acquisition Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Lenders, the Administrative Agent and BAS (as an Arranger), in their respective capacities as such, when taken as a whole, unless consented to in writing by BAS (such consent not to be unreasonably withheld (provided that BAS shall be deemed to have consented to any such amendment or waiver unless they shall object thereto within five business days after receipt of written notice of such amendment or waiver)); provided that (i) any amendment to the definition of “Company Material Adverse Effect” (including “Material Adverse Effect” as incorporated therein) (each as defined in the Longhorn Acquisition Agreement as in effect on the Amendment No. 1 Effective Date) and any amendment to the “Xerox” provisions (if any) or the governing law provisions in the Longhorn Acquisition Agreement shall, in each case, be deemed to be material and adverse to the interests of the Lenders, the Administrative Agent and BAS and shall require the consent of BAS, (ii) any reduction to the purchase price in respect of the Longhorn Acquisition shall be deemed to be material and adverse to the interests of the Lenders, the Administrative Agent and BAS unless such reduction is by less than 10% and the portion of such reduced purchase price that is allocable to the Cash Consideration (as defined in the Longhorn Acquisition Agreement as in effect on the Amendment No. 1 Effective Date) is applied to permanently reduce the principal amount of the Incremental Term A-1 Loan Commitments dollar-for-dollar, (iii) any increase in the purchase price in respect of the Longhorn Acquisition shall not be deemed to be material and adverse to the interests of the Lenders, the Administrative Agent and BAS unless any portion of such increase is funded with Indebtedness, and (iv) any increase or decrease in the purchase price in respect of the Longhorn Acquisition pursuant to any purchase price or similar adjustment provisions set forth in the Longhorn Acquisition Agreement (as in effect on the Amendment No. 1 Effective Date) shall not constitute a modification, amendment, consent or waiver to the Longhorn Acquisition Agreement.

(d) Financial Information. The Administrative Agent shall have received:

(i) the financial statements of the Company required by Sections 6.01(a) and (b) as and when required to be delivered for each fiscal period ending after September 30, 2025 and at least 45 days (or in the case of any fiscal year, 90 days) before the Longhorn Acquisition Funding Date;

(ii) the financial statements of Longhorn referenced in Section 3.6(a) of the Longhorn Acquisition Agreement as in effect on the Amendment No. 1 Effective Date (and the Administrative Agent hereby acknowledges receipt thereof);

(iii) the financial statements of Longhorn required to be delivered to the Company pursuant to Section 5.17(b) of the Longhorn Acquisition Agreement as in effect on the Amendment No. 1 Effective Date; it being understood that information required to be delivered pursuant to this clause (iii) shall be deemed to have been delivered to the Administrative Agent if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC at http://www.sec.gov;

(iv) pro forma consolidated balance sheets of the Company and its Restricted Subsidiaries as at the end of, and related pro forma consolidated statements of income or operations of the Company and its Restricted Subsidiaries for, the fiscal quarter or year referred to in clause (i) above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statements of operations) (which, with respect to any of the foregoing delivered after the Amendment No. 1 Effective Date, shall be calculated in a manner consistent with those provided by the Company to BAS prior to the Amendment No. 1 Effective Date, unless otherwise agreed between the Company and BAS); and

(v) consolidated forecasts for the Company and its Restricted Subsidiaries (after giving effect to the Transactions) of balance sheets and statements of income or operations, changes in shareholders’ equity, and cash flows on an annual basis for each fiscal year during the term of the Incremental Term A-1 Loan Facility and on a quarterly basis for the first year after the anticipated Longhorn Acquisition Funding Date; provided that the Administrative Agent acknowledges and agrees that it has received the forecasts required by this clause (v).

(e) Fees. Any fees required to be paid to the Administrative Agent, the Arrangers or the Lenders in connection with the Longhorn Transaction on or before the Longhorn Acquisition Funding Date shall have been paid.

(f) Legal Fees and Expenses. Unless waived by the Administrative Agent, the Company shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days (or such shorter period as the Company may agree) prior to the Longhorn Acquisition Funding Date (or otherwise reflected in a settlement statement approved by the Company), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings to the extent invoiced at least two Business Days (or such shorter period as the Company may agree) prior to the Longhorn Acquisition Funding Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent or its counsel).

(g) Accuracy of Longhorn Specified Acquisition Agreement Representations and Specified Representations. The Longhorn Specified Acquisition Agreement Representations shall be true and correct, and the Longhorn Specified Representations shall be true and correct in all material respects

(except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects).

(h) No Payment or Bankruptcy Default. No Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing on the Longhorn Acquisition Funding Date, either immediately before or immediately after giving effect, on a Pro Forma Basis, to the Longhorn Acquisition and all Indebtedness incurred in connection therewith (including the Incremental Term A-1 Loans and the Longhorn Acquisition Revolving Borrowing).

(i) Longhorn Refinancing. The Longhorn Refinancing shall have been consummated prior to, or shall be consummated substantially simultaneously with, the funding of the Loans on the Longhorn Acquisition Funding Date, and the Administrative Agent shall have received customary payoff letters in connection therewith confirming that all Indebtedness with respect thereto shall have been fully repaid (or shall have been repaid and terminated or, in the case of letters of credit, cash collateralized and/or backstopped upon the funding of the Loans on the Longhorn Acquisition Funding Date) and all commitments thereunder shall have been terminated and cancelled and all Liens in connection therewith shall have been terminated and released, in each case prior to or concurrently with the funding of the Loans on the Longhorn Acquisition Funding Date.

(j) Longhorn Acquisition Commitment Termination Date. The Longhorn Acquisition Funding Date shall have occurred on or before the Longhorn Acquisition Commitment Termination Date.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Except as otherwise provided in Section 5.23, each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than the creation of a Lien in favor of the Administrative Agent under the Collateral Documents) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or any arbitral award to which such Person or its property is subject, except in each case referred to in this clause (b)(i) where such breach or contravention could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority; or (c) violate any Law in any material respect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject to Permitted Liens) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, in each case, other than (i) such as have been obtained or made and are in full force and effect and (ii) for approvals, consents, exemptions, authorizations, other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness that would be required to be disclosed in accordance with GAAP.

(b) The unaudited consolidated balance sheet of the Company and its Subsidiaries dated September 30, 2025, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since December 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheet and statements of income and cash flows of the Company and its Restricted Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of delivery of such forecasts (it being understood that such forecasts are subject to uncertainties and contingencies, some of which are beyond the control of the Company, that no assurance can be given that any particular forecast will be realized, that actual results may differ and that such differences may be material).

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of the Company after reasonable inquiry, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each of the Company and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or material to the conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. The Company and its Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Restricted Subsidiary operates.

5.11 Taxes. The Company and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no written proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement by or among any one or more other Loan Parties or Subsidiaries that has not been disclosed to the Administrative Agent and the Lenders, excluding, for the avoidance of doubt, commercial agreements with third parties entered into in the ordinary course of business one of the principal purposes of which is not tax.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is permitted to rely on an opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a determination letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, which has resulted or could reasonably be expected to result in liability of the Company or any of its Restricted Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator, which has resulted or could reasonably be expected to result in liability of the Company or any of its Restricted Subsidiaries under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of the Threshold Amount and no Pension Plan has been terminated by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 5.12(d) and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Company or any Restricted Subsidiary that is not subject to United States law (a “Foreign Plan”):

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii) except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.13 Subsidiaries; Equity Investments; Loan Parties. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests of each Restricted Subsidiary have been validly issued, are fully paid and nonassessable (to the extent such concept is applicable) and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, the Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable. Part (c) of Schedule 5.13 sets forth the name, jurisdiction of organization and U.S. taxpayer identification number of each Loan Party (or, in the case of any Foreign Obligor, the unique identification number of such Person that has been issued by its jurisdiction of organization) as of the Closing Date.

5.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Company, any Person Controlling the Company, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed, when taken as a whole, to be reasonable at the time delivered (it being understood that any projected financial information is subject to uncertainties and contingencies, some of which are beyond the control of the Company, that no assurance can be given that any particular projected financial information will be realized, that actual results may differ and that such differences may be material).

5.16 Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. The Company and its Restricted Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without infringing upon the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Restricted Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 OFAC. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have, in their reasonable business judgment, instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.19 Solvency. The Loan Parties, on a consolidated basis, are Solvent.

5.20 [Reserved.]

5.21 Labor Matters. Except for those listed on Schedule 5.21, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company or any of its Restricted Subsidiaries as of the Closing Date. Neither the Company nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.22 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed on or prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.23 Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.24 Anti-Corruption Laws; Sanctions; Use of Proceeds.

(a) The Company and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions to which the Company and its Subsidiaries are subject, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(b) The Company will not and will not permit any Subsidiary, directly or indirectly, to use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender, the Arrangers, the Administrative Agent, the L/C Issuers, the Swing Line Lender, or otherwise) of Sanctions.

(c) The Company will not and will not permit any Subsidiary, to directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions to which the Company and its Subsidiaries are subject.

5.25 Affected Financial Institution. No Loan Party is an Affected Financial Institution.

5.26 Borrower ERISA Status. Each Borrower represents and warrants as of the Closing Date that such Borrower is not and will not be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code; (c) an entity deemed to hold “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of any such plans or accounts for purposes of ERISA or the Code; or (d) a “governmental plan” within the meaning of ERISA.

5.27 Beneficial Ownership Certification. As of the Closing Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.28 Covered Entity. No Loan Party is a Covered Entity.

5.29 Residency for Dutch Tax Purposes. The Netherlands Designated Borrower or any other Loan Party incorporated in the Netherlands is resident for Tax purposes in the Netherlands only, and does not have a permanent establishment or other taxable presence outside the Netherlands.

5.30 Fiscal Unity for Dutch Tax Purposes. Any fiscal unity (fiscale eenheid) for Dutch tax purposes in which a Loan Party is included, consists of Loan Parties only.

5.31 Centre of Main Interests. For the purposes of the Insolvency Regulation, the centre of main interests of any Person incorporated in the Netherlands, is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as the Termination Date has not occurred, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or, if earlier, 15 days after the date required to be filed with the SEC (after giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2025), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, 5 days after the date required to be filed with the SEC (after giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ended March 31, 2026), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) in the event that any Unrestricted Subsidiaries exist at such time, then simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, a summary statement, in form reasonably satisfactory to the Required Lenders, prepared in good faith by a Responsible Officer of the Company, reflecting adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries from such consolidated financial statements; and

(d) within 90 days after the end of each fiscal year of the Company, forecasts prepared by management of the Company, in form reasonably satisfactory to the Required Lenders (it being agreed that the form of forecasts delivered by the Company pursuant to the Existing Credit Agreement are satisfactory), of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Restricted Subsidiaries on an annual basis for the current fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Required Lenders (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes):

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the fiscal quarter ended December 31, 2025) (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company and (ii) a listing of each Subsidiary designated as an Unrestricted Subsidiary as of the date thereof;

(b) promptly after any request by the Administrative Agent or any Lender, copies of any final audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Restricted Subsidiary, or any audit of any of them;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(e) promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the Act and the Beneficial Ownership Regulation), as from time to time reasonably requested by the Administrative Agent or any Lender; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” such Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from (i) a breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Restricted Subsidiary involving more than the Threshold Amount; (ii) a material dispute, litigation, investigation, proceeding or suspension between the Company or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws, involving more than the Threshold Amount;

(c) of the occurrence of any ERISA Event with respect to any Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount;

(d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary, including any determination by the Company referred to in Section 2.10(b); and

(e) of the (i) occurrence of any Disposition of property or assets for which the Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(i), (ii) incurrence or issuance of any Indebtedness for which the Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), and (iii) the occurrence of any Insurance and Condemnation Event for which the Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all Federal, State and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Restricted Subsidiary; (b) all other lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing or governing such Indebtedness.

6.05 Preservation of Existence, Etc. (a) (i) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (ii) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section

7.04 or 7.05 and except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and (b) make all necessary repairs thereto and renewals and replacements thereof except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as may be required by Applicable Law and as are required by any Collateral Document. All such insurance shall (unless otherwise agreed to by the Administrative Agent in writing), (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof (except in the case of cancellation as a result of non-payment of premium in which case only 10 days’ prior written notice shall be required) and (b) name the Administrative Agent as an additional insured or lender’s loss payee, as applicable.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account, with entries that are full, true and correct in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Restricted Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours, upon reasonable advance notice to the Company; provided, however, that (a) when no Event of Default exists, the Company shall not be obligated to pay for more than one such visitation and inspection in the period beginning on the Closing Date and ending on the day prior to the first anniversary of the Closing Date, or in any subsequent twelve-month period commencing on an anniversary of the Closing Date and ending twelve months thereafter and (b) when an Event of Default exists the Administrative Agent (or its representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours, without advance notice and as often as may be reasonably deemed necessary or prudent to protect the interests of the Secured Parties. Each Lender shall be provided advance notice by the Administrative Agent of any such inspection and shall be permitted, at such Lender’s expense, to accompany (or to have its representatives or independent contractors accompany) the Administrative Agent (or its representatives or independent contractors) on any such inspection.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12 Additional Subsidiaries.

(a) Subject to the limits and exclusions set forth in Section 6.12(c) below, if (1) (i) at any time the Company acquires or forms any additional Subsidiary, merges any Subsidiary into another Person or Disposes of assets from any Subsidiary to another Person and, as a result of such acquisition, formation, merger or Disposition, a Person becomes a Material Subsidiary (other than an Unrestricted Subsidiary), or (ii) as of the end of any fiscal quarter, any Subsidiary that is not already a Subsidiary Guarantor qualifies as a Material Subsidiary (other than an Unrestricted Subsidiary), the Company will promptly notify the Administrative Agent thereof and within thirty days (or such longer period to which the Administrative Agent may agree in its sole discretion) following such acquisition, formation, merger, Disposition or fiscal quarter end, as the case may be, deliver or cause to be delivered to the Administrative Agent each of the following or (2) any Person becomes a Designated Borrower, the Company will concurrently with such Person becoming a Designated Borrower, to the extent such Person has not already complied with this Section as a Subsidiary Guarantor), deliver or cause to be delivered to the Administrative Agent each of the following:

(i) a Subsidiary Guaranty Agreement or a Subsidiary Guaranty Joinder Agreement, as applicable, duly executed by such Subsidiary;

(ii) a Security Agreement or a Security Joinder Agreement, as applicable, duly executed by such Subsidiary (with all schedules thereto appropriately completed);

(iii) if such Subsidiary owns Equity Interests in any other Subsidiary, which Equity Interests constitute Collateral, a Pledge Agreement or a Pledge Joinder Agreement, as applicable, duly executed by such Subsidiary (with all schedules thereto appropriately completed);

(iv) a Pledge Agreement, Pledge Joinder Agreement or Pledge Agreement Supplement, as applicable, duly executed by the Loan Party owning the Equity Interests of such Subsidiary (in either case, with all schedules thereto appropriately completed);

(v) if any of the documents referenced in the foregoing clauses (i) through (iv) are delivered (or required to be delivered) and if requested by the Administrative Agent, opinions of counsel to the applicable Loan Parties and such Subsidiary with respect to the documents delivered and the transactions contemplated by this Section 6.12(a), in form and substance reasonably acceptable to the Administrative Agent, including opinions, assumptions and qualifications similar to those contained in the opinions of counsel delivered pursuant to Section 4.01(a);

(vi) if any of the documents referenced in the foregoing clauses (i) through (iv) are delivered (or required to be delivered), current copies of the documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) with respect to such Subsidiary, all certified by the applicable Governmental Authority or appropriate officer as the Administrative Agent may elect, all in form and substance reasonably satisfactory to the Administrative Agent; and

(vii) evidence reasonably satisfactory to the Administrative Agent that all taxes, filing fees and recording fees related to the perfection of the Liens created under any of the documents delivered pursuant to this Section 6.12(a) have been paid and all reasonable costs and expenses of the Administrative Agent in connection therewith have been paid.

(b) Without limiting the foregoing, within 30 days (or such longer period as approved by the Administrative Agent in its sole discretion) after (i) each delivery or required delivery of financial information pursuant to Section 6.01(a) or Section 6.01(b) and (ii) any Disposition of any Restricted Subsidiary or any material portion of its assets (including via merger or dissolution), cause one or more Subsidiaries to become Subsidiary Guarantors and take such additional actions of the type described in Section 6.12(a) as if such Subsidiaries were Material Subsidiaries, to the extent necessary to cause, subject to the limits and exclusions set forth in Section 6.12(c) below:

(i) the Obligations of the Company and each other U.S. Borrower to be guaranteed by Domestic Subsidiaries, and secured by the Equity Interests and assets of, Subsidiaries that, together with the Company, account for at least 90% of the Consolidated Total Assets and 90% of the consolidated total revenues of the Company and its Subsidiaries (but excluding from such calculation the assets and revenues of each Foreign Subsidiary); and

(ii) the Obligations of each Designated Borrower that is a Foreign Subsidiary to be guaranteed by, and secured by the Equity Interests and assets of, Subsidiaries that, together with the Company, account for at least 90% of Consolidated Total Assets and 90% of the consolidated total revenues of the Company and its Subsidiaries.

For purposes of the foregoing calculations, (x) assets shall be determined as of the last day of the most recently ended fiscal quarter for which financial information is available, (y) revenues shall be determined using the results of the four fiscal quarter period of the Company most recently ended for which financial information is available, but giving effect to any pro forma adjustments, with respect to any Specified Transaction, in a manner consistent with the adjustments described in Section 1.07 and (z) the assets and revenues of a Subsidiary shall not be deemed to include the assets and revenues of its Subsidiaries.

(c) Notwithstanding anything in this Section 6.12 to the contrary, it is acknowledged and agreed that (i) in no event shall any Foreign Subsidiary be required to guarantee, or provide collateral security for, any portion of the Obligations of a U.S. Loan Party and (ii) the pledge of any Voting Equity Interests (as defined in the U.S. Pledge Agreement) in Foreign Subsidiaries as collateral security for any portion of the Obligations of a U.S. Loan Party shall be limited as provided in the U.S. Pledge Agreement and the other Loan Documents.

6.13 Compliance with Environmental Laws. Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Company nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that (a) its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP, or (b) its failure to undertake any such action, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or result in a penalty, fine or liability to the Company or any of its Restricted Subsidiaries in excess of the Threshold Amount.

6.14 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

6.15 Approvals and Authorizations. Except as would not reasonably be expected to cause a Material Adverse Effect, maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

6.16 Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to the Company or any of its Restricted Subsidiaries and with all applicable Sanctions and maintain policies and procedures in the Company’s reasonable business judgment designed to promote and achieve compliance with such laws and Sanctions.

6.17 Residency for Dutch Tax Purposes. The Netherlands Designated Borrower or any other Loan Party incorporated in the Netherlands will remain resident for tax purposes in the Netherlands only and not create a permanent establishment or other taxable presence outside the Netherlands, unless with the prior written consent of the Administrative Agent.

6.18 Fiscal Unity for Dutch Tax Purposes. Any fiscal unity (fiscale eenheid) for Dutch tax purposes in which a Loan Party is included, will consist of Loan Parties only, unless with the prior written consent of the Administrative Agent.

6.19 Centre of Main Interests. Each Person incorporated in the Netherlands shall maintain its centre of main interest in the Netherlands for the purposes of the Insolvency Regulation.

6.20 Allocation of Tax Losses upon Termination of Fiscal Unity for Dutch Tax Purposes. If, at any time, a Loan Party is a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) purposes and such fiscal unity is, in respect of that Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Administrative Agent enforcing its rights under any Netherlands Security Document, such Loan Party shall, at the request of the Administrative Agent and together with the parent company (moedermaatschappij) or deemed parent company (aangewezen moedermaatschappij) of that fiscal unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant governmental body to allocate and surrender any tax losses (within the meaning of Article 20 of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)), any interest expenses available for carry forward (within the meaning of Article 15b(5) of the Dutch Corporate Income Tax Act) and/or Tax credit carry forward (within the meaning of Article 25a of the Dutch Corporate Income Tax Act) to the Loan Party leaving the fiscal unity, to the extent such tax losses are attributable (toerekenbaar) to that Loan Party (within the meaning of Articles 15af, 15al and 15ahb of the Dutch Corporate Income Tax Act).

ARTICLE VII.
NEGATIVE COVENANTS

So long as the Termination Date has not occurred, the Company shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(e) and Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and, in the case of Indebtedness assumed in connection with a Permitted Acquisition, the property subject thereto immediately prior to such Acquisition and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j) Liens, if any, in favor of a surety granted by the Company and/or its Restricted Subsidiaries arising by operation of law or under any indemnity agreement or surety agreement entered into in the ordinary course of business in connection with construction-related bid or performance bonds; provided that such Lien does not at any time encumber any property other than the applicable bonded contractual obligation and the accounts receivable, material and equipment under such applicable bonded contractual obligation;

(k) Liens on cash collateral securing Indebtedness permitted under Section 7.03(j); provided that (i) the aggregate amount of obligations secured thereby shall not exceed the greater of (A) $20,000,000 and (B) 10% of Consolidated Net Tangible Assets as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to the incurrence of such obligations and (ii) the amount of cash collateral provided shall not exceed 110% of the face amount of the letter of credit or bank guarantee secured thereby;

(l) Liens on accounts receivable (and related assets customarily included in such transactions) arising under a Qualified Supply Chain Finance Program permitted under Section 7.05(f)(ii);

(m) Liens on cash, Cash Equivalents, deposit accounts and similar items of Foreign Subsidiaries securing obligations under any Cash Pooling Agreements, including any guarantees by any Foreign Subsidiary of such obligations of other Foreign Subsidiaries;

(n) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases or consignment arrangements, in each case, entered into in the ordinary course of business;

(o) Liens on Collateral securing (i) Incremental Equivalent Debt, (ii) Refinancing Debt or (iii) any Permitted Refinancing Indebtedness in respect of the foregoing, in each case subject to the holders thereof (or a duly authorized agent or trustee on their behalf) having entered into an Acceptable Intercreditor Agreement;

(p) Liens on Qualified Securitization Assets securing Indebtedness permitted under Section 7.03(p); and

(q) other Liens securing obligations; provided, however, that the aggregate amount of all such obligations so secured shall not exceed the greater of (i) $10,000,000 and (ii) 5% of Consolidated Net Tangible Assets as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to the incurrence of such obligations.

7.02 Investments. Make or hold any Investments, except:

(a) Investments held by the Company or such Restricted Subsidiary in the form of Cash Equivalents;

(b) advances to officers, directors and employees of the Company and Restricted Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(c) (i) Investments existing on the Closing Date in Subsidiaries existing on the Closing Date (other than Investments existing on the Closing Date in the Netherlands Designated Borrower); (ii) Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 7.02; (iii) Investments made after the Closing Date by any Loan Party in any other Loan Party (limited, in the case of U.S. Loan Parties, to Investments in each other and in other Loan Parties that have Guaranteed the Obligations of the Company); (iv) Investments made after the Closing Date by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party; (v) Investments made after the Closing Date by any Restricted Subsidiary that is not a Loan Party in any Loan Party; and (vi) Investments made in the ordinary course of business in any Restricted Subsidiary in connection with Cash Pooling Agreements;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.03;

(f) Investments by any Loan Party after the Closing Date (i) in any Subsidiary that is either not a Loan Party or is a Loan Party that has not Guaranteed the Obligations of the Company or (ii) in joint ventures; provided that (A) the aggregate amount of all such Investments described in this clause (f), when taken together with the aggregate amount of Investments made in the form of Permitted Acquisitions pursuant to Section 7.02(g)(ii), shall not at any time exceed the Investment Amount and (B) any Investments in the form of loans or advances made by any Loan Party pursuant to this clause (f) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Collateral Documents;

(g) Investments by the Company or any Restricted Subsidiary in the form of:

(i) Permitted Acquisitions to the extent that any Person or property acquired in such Permitted Acquisition becomes a part of the Company or a Loan Party that has Guaranteed the Obligations of the Company or becomes a Subsidiary Guarantor which Guarantees the Obligations of the Company in the manner contemplated by Section 6.12; and

(ii) Permitted Acquisitions after the Closing Date to the extent that any Person or property acquired in such Permitted Acquisition does not become a Loan Party that has Guaranteed the Obligations of the Company or a part of a Loan Party that has Guaranteed the Obligations of the Company in an aggregate amount, when taken together with the aggregate amount of Investments made pursuant to Section 7.02(f), not to exceed the Investment Amount;

(h) Investments of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case, in connection with a Permitted Acquisition; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

(i) all Investments existing on the Closing Date that were made pursuant to either of Section 7.02(f) or (g)(ii), in each case, to the extent permitted pursuant to the terms thereof as in effect immediately prior to the Closing Date, and described on Schedule 7.02;

(j) the General Rubber Joint Venture Investment;

(k) Investments by U.S. Loan Parties in the Netherlands Designated Borrower; provided that, (i) the amount of such Investments described in this clause (k) shall not at any time exceed (1) from the Closing Date through the date on which the Netherlands Designated Borrower has been properly joined hereto as a Designated Borrower in accordance with the terms set forth in Section 2.14, $25,000,000 and (2) thereafter, $75,000,000, and (ii) any Investments in the form of loans or advances made by any Loan Party pursuant to this clause (k) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Collateral Documents;

(l) Investments in (i) the Korean facility operated by one or more Restricted Subsidiaries in an aggregate amount not to exceed $8,000,000 and (ii) the Indian businesses of one or more Restricted Subsidiaries in an aggregate amount to exceed $10,000,000;

(m) any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction;

(n) Investments in a Receivables Subsidiary arising as a result of a Securitization Transaction permitted hereunder; and

(o) other Investments (other than in any Unrestricted Subsidiary) so long as, after giving thereto, (i) at any time prior to the Longhorn Acquisition Funding Date, the amount of Investments made pursuant to this clause (o) in the fiscal quarter in which such Investment is made and in the three fiscal quarters immediately preceding such fiscal quarter, in the aggregate, does not exceed $10,000,000 and (ii) from and after the Longhorn Acquisition Funding Date, (A) the Company shall be in compliance with the financial covenants set forth in Sections 7.11(b) and 7.11(c) and the Consolidated Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio shall not be greater than 4.00 to 1.00 and 3.50 to 1.00, respectively, in each case determined on a Pro Forma Basis as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to such Investment (provided that with respect to each Investment or series of related Investments involving aggregate consideration of $40,000,000 or more, the Company shall have delivered to the Administrative Agent a Compliance Certificate demonstrating the pro forma compliance required by this clause (n)(ii)(A)) and (B) immediately before and immediately after giving effect to any such Investment (including any assumption or incurrence of Indebtedness in connection therewith), no Event of Default shall have occurred and be continuing.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any Permitted Refinancing Indebtedness in respect thereof;

(c) unsecured (i) Indebtedness of any U.S. Loan Party to another U.S. Loan Party and Guarantees of any U.S. Loan Party in respect of Indebtedness otherwise permitted hereunder of another U.S. Loan Party; (ii) Indebtedness of any Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party and Guarantees of any Restricted Subsidiary that is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of another Restricted Subsidiary that is not a Loan Party; (iii) Indebtedness of a Restricted Subsidiary that is either not a Loan Party or is a Loan Party that has not Guaranteed the Obligations of the Company to the Company or any wholly-owned Restricted Subsidiary that is a Loan Party to the extent such Indebtedness is permitted by Section 7.02(f) or 7.02(i); (iv) Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Loan Party (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent); and (v) Indebtedness of the Netherlands Designated Borrower payable to U.S. Loan Parties incurred in respect of Investments permitted pursuant to Section 7.02(k);

(d) obligations (contingent or otherwise) of the Company or any Restricted Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness shall not exceed the greater of (i) $20,000,000 and (ii) 10% of Consolidated Net Tangible Assets as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to the incurrence of such Indebtedness;

(f) Indebtedness incurred in connection with Permitted Acquisitions (including existing Indebtedness of a Person acquired in connection with a Permitted Acquisition provided such Indebtedness was not incurred in anticipation of such Acquisition); provided, however, that the aggregate amount of all such Indebtedness shall not exceed the greater of (i) $20,000,000 and (ii) 10% of Consolidated Net Tangible Assets as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to the incurrence of such Indebtedness;

(g) “earn-out” and similar payments and obligations to make purchase price adjustments, indemnities and the like in connection with Acquisitions permitted hereby;

(h) Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries and Guarantees by the Company thereof; provided, however, that the aggregate amount of all such Indebtedness shall not exceed the greater of (i) $40,000,000 and (ii) 20% of Consolidated Net Tangible Assets as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to the incurrence of such Indebtedness;

(i) Indebtedness in respect of Permitted Standalone Letters of Credit;

(j) Indebtedness in respect of other letters of credit and bank guarantees supporting the operations of the Company or any of its Restricted Subsidiaries; provided that the aggregate face amount of all such letters of credit and bank guarantees shall not exceed the greater of (i) $20,000,000 and (ii) 10% of Consolidated Net Tangible Assets as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to the incurrence of such Indebtedness;

(k) Indebtedness under bid, performance or surety, appeal or similar bonds and completion guarantees, in each case incurred in the ordinary course of business;

(l) Indebtedness incurred pursuant to a Qualified Supply Chain Finance Program permitted pursuant to Section 7.05(f)(ii) (solely to the extent the sales of accounts receivable under such Qualified Supply Chain Finance Program are intended to be “true sales” but include precautionary financing provisions);

(m) Indebtedness in respect of Cash Pooling Agreements or guarantees thereof by any Foreign Subsidiary;

(n) other Indebtedness in an aggregate principal amount not to exceed the greater of (i) $25,000,000 and (ii) 12.5% of Consolidated Net Tangible Assets as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to the incurrence of such Indebtedness;

(o) Indebtedness of any Loan Party in respect of Incremental Equivalent Indebtedness not to exceed the available Incremental Facilities Limit at the time of incurrence thereof and any Permitted Refinancing Indebtedness in respect thereof;

(p) Attributable Indebtedness of a Receivables Subsidiary in respect of Securitization Transactions in an aggregate principal amount not to exceed $150,000,000 at any time outstanding; and

(q) other unsecured Indebtedness (including, for the avoidance of doubt, Permitted Convertible Indebtedness); provided that (i) such Indebtedness satisfies each of the Permitted Indebtedness Conditions (except clause (c) of the definition thereof) and (ii) the Company shall be in compliance with the financial covenants set forth in Sections 7.11(b) and 7.11(c) (giving effect to any then applicable Elevated Ratio Period), in each case determined on a Pro Forma Basis as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to the incurrence of such Indebtedness (with compliance as to the requirements set forth herein being certified in writing by the Company to the Administrative Agent in the event that any such incurrence of Indebtedness is equal to or greater than $50,000,000).

To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 7.03, the Company may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one item.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Event of Default exists or would result therefrom:

(a) any Restricted Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that (i) when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary that is not a Loan Party, the Restricted Subsidiary that is a Loan Party shall be the continuing or surviving Person and (ii) when any Restricted Subsidiary that is a Loan Party that has Guaranteed the Obligations of the Company is merging with another Restricted Subsidiary, the Restricted Subsidiary that is a Loan Party that has Guaranteed the Obligations of the Company shall be the continuing or surviving Person;

(b) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Restricted Subsidiary; provided that (i) if the transferor in such a transaction is a Loan Party, then the transferee must either be the Company or another Loan Party and (ii) if the transferor of such property is a Loan Party that has Guaranteed the Obligations of the Company, the transferee thereof must either be the Company or a Loan Party that has Guaranteed the Obligations of the Company; and

(c) in connection with any acquisition permitted under Section 7.02, any Restricted Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) the

Person surviving such merger shall be a wholly-owned Restricted Subsidiary and (ii) in the case of any such merger to which any Loan Party (other than the Company) is a party, such Loan Party is the surviving Person.

7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete or worn out assets or assets no longer used or useful to the business in the reasonable business judgment of the Company, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Restricted Subsidiary to the Company or to a wholly-owned Restricted Subsidiary; provided that (i) if the transferor of such property is a Loan Party, the transferee thereof must either be the Company or a Loan Party and (ii) if the transferor of such property is a Loan Party that has Guaranteed the Obligations of the Company, the transferee thereof must either be the Company or a Loan Party that has Guaranteed the Obligations of the Company;

(e) Dispositions permitted by Section 7.04;

(f) (i) Dispositions of accounts receivable that are at least 180 days past due or are owing from obligors that are the subject of proceedings of the types described in Section 8.01(f), (ii) Dispositions of accounts receivable (and related assets customarily included in such transactions) in connection with a Qualified Supply Chain Finance Program and (iii) Dispositions of Qualified Securitization Assets made as part of a Securitization Transaction permitted hereunder;

(g) Dispositions of non-core assets acquired in a Permitted Acquisition by the Company or any of its Restricted Subsidiaries within 18 months of such Permitted Acquisition; provided that the aggregate book value of all property Disposed of in reliance on this clause (g) from the Closing Date through the Termination Date shall not exceed the greater of (i) $10,000,000 and (ii) 5% of Consolidated Net Tangible Assets as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to such Disposition;

(h) (i) the sale of real estate located in Utah and the improvements, fixtures and personal property related thereto for up to approximately $8,000,000, (ii) the sale of real estate located in Korea and the improvements, fixtures and personal property related thereto for up to approximately $6,000,000 and (iii) the sale of an existing fleet of vehicles for up to approximately $1,000,000, in each case on the same or substantially consistent terms and conditions as disclosed by the Company to the Lenders prior to the Closing Date;

(i) the Disclosed Asset Sales; provided that (i) at the time of such Disclosed Asset Sale, no Event of Default shall exist or would result from such Disclosed Asset Sale, (ii) each Disclosed Asset Sale shall be for at least 75% cash consideration and (iii) both immediately prior to and after giving effect to such Disclosed Asset Sale the Company shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 7.11, which, in each case, shall be certified in writing by the Company to the Administrative Agent prior to such Disclosed Asset Sale; and

(j) Dispositions by the Company and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (j) from the Closing Date through the Termination Date shall not exceed the greater of (i) $35,000,000 and (ii) 15% of Consolidated Net Tangible Assets as of the most recently ended period of four consecutive fiscal quarters for which financial information is available prior to such Disposition;

provided, however, that any Disposition pursuant to clauses (a) through (j) above shall be for fair market value and, in the case of Dispositions pursuant to clause (j) above, shall be for at least 75% cash consideration.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Restricted Subsidiary may make Restricted Payments to the Company, the Subsidiary Guarantors and any other Person that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire common Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d) so long as (i) no Event of Default exists or would result therefrom and after giving effect thereto and (ii) (A) at any time prior to the Longhorn Acquisition Funding Date, the Company is in compliance with the financial covenants set forth in Section 7.11 (calculated, on a Pro Forma Basis, as of the last day of the four fiscal quarter period most recently ended for which financial information is available, but, in the case of the Consolidated Fixed Charge Coverage Ratio, ignoring all cash dividends, distributions and redemptions made during such period and instead assuming that the particular cash dividend, distribution or redemption and all other cash dividends, distributions and redemptions made pursuant to this clause (d) during the trailing 365-day period immediately preceding the day on which such cash dividend, distribution or redemption is proposed to be made were made on the last day of such four fiscal quarter period), and (B) from and after the Longhorn Acquisition Funding Date, the Company is in compliance with the financial covenants set forth in Sections 7.11(b) and 7.11(c) and the Consolidated Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio shall not be greater than 4.00 to 1.00 and 3.50 to 1.00, respectively, in each case determined on a Pro Forma Basis as of the most recently ended period of four consecutive fiscal quarters for which financial information is available, the Company may declare and pay cash dividends and distributions to the holders of its Equity Interests or declare and make redemptions of its Equity Interests; provided that nothing in this Section 7.06(d) shall operate to prevent the making of a previously declared Restricted Payment by the Company so long as (1) at the declaration date, such Restricted Payment was permitted by the foregoing and (2) such Restricted Payment is made within the earlier of (x) 60 days following such declaration date and (y) any date under Applicable Law on which such Restricted Payment must be made; and

(e) the purchase by the Company of its common Equity Interests contemporaneously and otherwise in connection with the incurrence of Permitted Convertible Indebtedness.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Restricted Subsidiaries on the Closing Date or any business substantially related or incidental thereto or reasonable extensions thereof.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Company and any Subsidiary Guarantor or Designated Borrower, between and among any Designated Borrowers or Subsidiary Guarantors or between and among any Foreign Subsidiaries with respect to any Cash Pooling Agreements.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that:

(a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Company or any Restricted Subsidiary or to otherwise transfer property to the Company or any Restricted Subsidiary that is not a Foreign Subsidiary, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, in each case, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the Equity Interests or assets of such Person pending such sale (provided such restrictions and conditions apply only to such Person pending such sale and such sale is permitted hereunder), (B) customary restrictions in purchase agreements related to a Disposition of property permitted hereunder that limit the transfer of such property pending the consummation of such Disposition, (C) customary restrictions and conditions imposed by any agreement relating to purchase money Indebtedness or Capitalized Leases permitted hereunder, but only to the extent such restrictions and conditions apply only to the assets secured pursuant to such Indebtedness or Capitalized Lease, (D) customary restrictions and conditions contained in leases and other contracts restricting the assignment thereof, (E) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture that are entered into in the ordinary course of business but not entered into in contemplation hereof, (F) customary restrictions and conditions imposed on participants under Cash Pooling Agreements, provided that such restrictions and conditions (1) do not hinder the Loan Parties’ ability to satisfy their Obligations under the Loan Documents (including, without limitation, the requirements set forth in Section 6.12) and (2) relate only to the cash, Cash Equivalents, deposit accounts and similar items of Foreign Subsidiaries securing obligations under any Cash Pooling Agreements, (G) restrictions or conditions on a Restricted Subsidiary existing prior to such Restricted Subsidiary becoming a Subsidiary of the Company, so long as such restriction or condition only applies to such Restricted Subsidiary and was not entered into in contemplation of such Person becoming a Subsidiary, (H) imposed by any agreement related to Indebtedness permitted by Section 7.03, to the extent such restrictions (1) in the Company’s reasonable judgment, are not more restrictive, taken as a whole, than the restrictions contained herein and (2) do not hinder the Loan Parties ability to satisfy their Obligations under the Loan Documents (including, without limitation, the requirements set forth in Section 6.12) and (I) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

7.10 Use of Proceeds.

(a) Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(b) Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender, the Arrangers, the Administrative Agent, the L/C Issuers, the Swing Line Lender, or otherwise) of Sanctions.

(c) Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

(d) Use the proceeds of the Incremental Term A-1 Loan Borrowing or the Longhorn Acquisition Revolving Borrowing for any purpose other than to pay the Longhorn Acquisition Costs.

7.11 Financial Covenants.

(a) Coverage Ratios.

(i) Consolidated Fixed Charge Coverage Ratio. Until the occurrence of the Longhorn Acquisition Funding Date, permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Company (commencing with the fiscal quarter ending December 31, 2025) to be less than 1.25 to 1.00.

(ii) Consolidated Interest Coverage Ratio. At any time on or after the Longhorn Acquisition Funding Date, permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Company (commencing with the first fiscal quarter ending on or after the Longhorn Acquisition Funding Date) to be less than 3.00 to 1.00.

(b) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the last day of any fiscal quarter of the Company (commencing with the fiscal quarter ending December 31, 2025) to be greater than (in either case, subject to adjustment as set forth in Section 7.11(d) in connection with an Elevated Ratio Period) (i) until the occurrence of the Longhorn Acquisition Funding Date, 4.00 to 1.00 and (ii) at any time on or after the Longhorn Acquisition Funding Date, the applicable ratio set forth below:

Measurement Date	Maximum Consolidated Net Leverage Ratio

Longhorn Acquisition Funding Date through the last day of the third full fiscal quarter ending after the Longhorn Acquisition Funding Date	4.50 to 1.00
Last day of the fourth full fiscal quarter ending after the Longhorn Acquisition Funding Date through last day of the fifth full fiscal quarter ending after the Longhorn Acquisition Funding Date	4.25 to 1.00
Last day of the sixth full fiscal quarter ending after the Longhorn Acquisition Funding Date and each fiscal quarter thereafter	4.00 to 1.00

(c) Consolidated Secured Net Leverage Ratio. Permit the Consolidated Secured Net Leverage Ratio as of the last day of any fiscal quarter of the Company (commencing with the fiscal quarter ending December 31, 2025) to be greater than (in either case, subject to adjustment as set forth in Section 7.11(d) in connection with an Elevated Ratio Period) (i) until the occurrence of the Longhorn Acquisition Funding Date, 3.50 to 1.00 and (ii) at any time on or after the Longhorn Acquisition Funding Date, the applicable ratio set forth below:

Measurement Date	Maximum Consolidated Secured Net Leverage Ratio
Longhorn Acquisition Funding Date through the last day of the third full fiscal quarter ending after the Longhorn Acquisition Funding Date	4.25 to 1.00
Last day of the fourth full fiscal quarter ending after the Longhorn Acquisition Funding Date through last day of the fifth full fiscal quarter ending after the Longhorn Acquisition Funding Date	4.00 to 1.00
Last day of the sixth full fiscal quarter ending after the Longhorn Acquisition Funding Date and each fiscal quarter thereafter	3.50 to 1.00

(d) Elevated Ratio Period. Notwithstanding the foregoing, if Permitted Acquisitions (excluding the Longhorn Acquisition) involving aggregate consideration of $40,000,000 or more are consummated during any contiguous 90-day period ending after the Closing Date, at the request of the Company (which shall be made on or prior to the date of consummation of the Permitted Acquisition resulting in the aggregate consideration for all Permitted Acquisitions (excluding the Longhorn Acquisition) consummated during such contiguous 90-day period equaling or exceeding $40,000,000, such Permitted Acquisition, the “Trigger Acquisition”), the maximum permitted Consolidated Net Leverage Ratio and (subject to the proviso below) Consolidated Secured Net Leverage Ratio shall each be increased by 0.50 to 1.00 (but in no event higher than 4.50 to 1.00 (in the case of the Consolidated Net Leverage Ratio) or (subject to the proviso below) 4.00 to 1.00 (in the case of the Consolidated Secured Net Leverage Ratio)) during the fiscal quarter in which the Trigger Acquisition is consummated and the subsequent three fiscal quarters (such four fiscal quarters, an “Elevated Ratio Period”); provided, however, (i) there shall be at least one full fiscal quarter between Elevated Ratio Periods during which neither of the Consolidated Net Leverage Ratio nor the Consolidated Secured Net Leverage Ratio is in excess of the maximum level then permitted hereunder with respect thereto without giving effect to this subsection (d) as of the last day thereof, (ii) the Company may in its discretion, by written notice to the Administrative Agent, elect to end an Elevated Ratio Period early and (iii) such increase shall apply solely with respect to compliance with the maintenance financial covenants and any incurrence tests for purposes of the definition of Permitted Acquisition and any incurrence test with respect to any Indebtedness used to finance a Permitted Acquisition (other than for purposes of determining the Incremental Facilities Limit) and, except as otherwise expressly provided herein, shall not apply to any other incurrence test set forth herein; provided, further, that (i) the Elevated Ratio Period with respect to the Consolidated Secured Net Leverage Ratio shall only be given effect in the event that the Permitted Acquisitions are financed via secured Indebtedness in an aggregate principal amount of no less than $40,000,000 and (ii) in the case of a Limited Condition Transaction that would result in an Elevated Ratio Period, an Elevated Ratio Period shall be deemed to be in effect solely for purposes of determining compliance on a Pro Forma Basis with any incurrence tests with respect to Section 7.11(b) and (c) for purposes of the definition of Permitted Acquisition and any incurrence test with respect to any Indebtedness used to finance a Permitted Acquisition (other than for purposes of determining the Incremental Facilities Limit) as of the last day of the most recently ended fiscal quarter for which financial information is available prior to the LCT Test Date.

7.12 Amendment or Modification of Organization Documents. Amend any of its Organization Documents in any manner that is material and adverse to the interests of any Secured Party.

7.13 Accounting Changes. Make any material change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year, except that any Subsidiary can conform its fiscal year to that of the Company.

7.14 Payments and Modifications of Junior Indebtedness.

(a) Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Junior Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder or would violate the subordination terms thereof or the subordination agreement applicable thereto.

(b) Prepay, repay, redeem, purchase, defease or acquire for value (including (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof), cancel, forgive, make (directly or indirectly) any distribution (whether in cash, securities or other property) in respect of, or otherwise satisfy prior to the scheduled maturity date thereof, any Junior Indebtedness, except:

(i) in connection with any Permitted Refinancing Indebtedness permitted by Section 7.03 and in compliance with any subordination provisions thereof or the subordination agreement applicable thereto;

(ii) so long as no Default or Event of Default then exists or would be caused thereby, mandatory repayments, repurchases, redemptions or defeasances of Junior Indebtedness (in each case, except to the extent prohibited by the subordination terms thereof or the subordination agreement applicable thereto);

(iii) payments and prepayments of any Junior Indebtedness made solely with the proceeds of Qualified Equity Interests or any capital contribution in respect of Qualified Equity Interests of the Company, so long as immediately before and after giving effect to any such payment or prepayment, no Default or Event of Default then exists;

(iv) (A) as a result of the conversion of all or any portion of such Junior Indebtedness into Qualified Equity Interests of the Company, and (B) payments of interest in respect of Junior Indebtedness in the form of payment in kind interest constituting Indebtedness permitted pursuant to Section 7.03;

(v) the payment of interest, expenses and indemnities in respect of Junior Indebtedness (except to the extent prohibited by the subordination terms thereof or the subordination agreement applicable thereto); and

(vi) (A) the payment upon maturity (or otherwise required pursuant to customary prepayment, redemption, repurchase or defeasance obligations in connection with a change of control, fundamental change or asset sale) of any Permitted Convertible Indebtedness, and (B) (1) the conversion or exchange of any Permitted Convertible Indebtedness in accordance with its terms into or for shares of Qualified Equity Interests of the Company and the making of a payment of cash in lieu of fractional shares of the Company’s Qualified Equity Interests deliverable upon any such conversion or exchange or (2) the delivery of cash in connection with any conversion or exchange of any Permitted Convertible Indebtedness in an aggregate amount since the date of the indenture governing such Permitted Convertible Indebtedness not to exceed the sum of (x) the principal amount of such Permitted Convertible Indebtedness, as applicable, and (y) the amount of any payments required to be made to the Company or any of its Restricted Subsidiaries upon the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the settlement date for the exchange or conversion of such relevant Permitted Convertible Indebtedness.

7.15 Post-Closing Actions. Fail to deliver to the Administrative Agent the items described on Schedule 7.15 within the applicable time period specified therein.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an event of default (each an “Event of Default”):

(a) Non-Payment. The Company or any other Loan Party fails to (i) pay when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Company or Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05(a) (in the case of any Borrower only), 6.11, 6.12, 6.17, 6.18, 6.19, 6.20 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for (i) 5 Business Days, in the case of any covenant or agreement contained in Section 6.05 or 6.10 or (ii) 30 days, in all other cases; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Company or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise but taking into account any applicable period of grace) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (after taking into account any applicable period of grace) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than (x) any event that permits holders of any Permitted Convertible Indebtedness to convert or exchange such Indebtedness or (y) the conversion or exchange of any Permitted Convertible Indebtedness, in either of the foregoing clause (x) or (y), into common stock of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company), cash or a combination thereof), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (ii) shall not apply to the occurrence of any early termination or cancellation and payment (each howsoever defined) under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction; or

(f) Insolvency Proceedings, Etc. The Company or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Company or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment (including a conservatoir beslag or executoriaal beslag) or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Company or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any of its Restricted Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid Lien on any portion of the Collateral purported to be covered thereby the aggregate fair market value of which is in excess of $1,000,000.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto) and Cash Collateralize the Secured Permitted Bilateral Letters of Credit (in an amount equal to the maximum potential drawings thereunder); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations and Secured Permitted Standalone Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent (to the extent required to be paid or reimbursed hereunder) and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations arising under the Loan Documents constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (to the extent required to be paid or reimbursed hereunder) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and Obligations in the nature of drawn and unreimbursed amounts under Secured Permitted Standalone Letters of Credit, ratably among the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks and the PSLOC Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers and the PSLOC Banks, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and obligations comprised of the aggregate undrawn amount of Secured Permitted Standalone Letters of Credit, in each case to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.16 and the terms of such Secured Permitted Standalone Letters of Credit ratably among the L/C Issuers and the PSLOC Banks in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit and Secured Permitted Standalone Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit and Secured Permitted Standalone Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit and Secured Permitted Standalone Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or PSLOC Bank, as the case may be. Each Cash Management Bank, Hedge Bank or PSLOC Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party to this Agreement.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank and a potential PSLOC Bank) and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank and a potential PSLOC Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice or consent of the Lenders with respect thereto.

9.03 Exculpatory Provisions. The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable, and its Related Parties:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d) shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or an L/C Issuer; and

(e) shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement,

instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company so long as no Event of Default has occurred and is continuing (such consent not to be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above with the consent of the Company so long as no Event of Default has occurred and is continuing (such consent not to be unreasonably withheld, conditioned or delayed). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date, (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the

Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and the Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Revolving Credit Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent, Arrangers and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the arranger(s), bookrunner(s), syndication agent(s) or documentation agent(s) listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (m) of Section 10.01, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank and a potential PSLOC Bank) and each L/C Issuer irrevocably authorize the Administrative Agent at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit as to which arrangements reasonably satisfactory to the applicable Cash Management Bank, Hedge Bank or PSLOC Bank shall have been made) and the expiration or termination of all Letters of Credit and Secured Permitted Standalone Letters of Credit (other than Letters of Credit or Secured Permitted Standalone Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent and each L/C Issuer or the applicable PSLOC Bank, as applicable, shall have been made), (ii) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that no longer constitutes Collateral or is no longer required to secure the Obligations or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c) to release any Subsidiary Guarantor from its obligations under the Loan Documents to which it is a party if such Person ceases to be a Restricted Subsidiary or is no longer required to be a Subsidiary Guarantor, in each case, as a result of a transaction permitted hereunder or as otherwise permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents to which it is a party pursuant to this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit. No Cash Management Bank, Hedge Bank or PSLOC Bank that obtains the benefit of the provisions of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other reasonably satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or PSLOC Bank, as the case may be.

9.12 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X.
MISCELLANEOUS

10.01 Amendments, Etc. Subject to Section 2.14, Section 2.15, Section 2.19, Section 2.20, Section 3.03(c) and the last three paragraphs of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent acting with the authorization of the Required Lenders) and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(h)) without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in (i) Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Credit Lenders or (ii) except as otherwise provided therein, Section 4.03 without the written consent of the Required Revolving Credit Lenders and the Required Term Loan Lenders;

(c) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any interest, fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f) (i) change Section 8.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder or the order of application of payments required thereby without the written consent of each Lender adversely and directly affected thereby or (ii) subordinate, or change any provision hereof that would have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, without the written consent of each Lender adversely and directly affected thereby;

(g) subordinate all or substantially all Liens on any property granted to or held by the Administrative Agent under any Loan Document without the written consent of each Lender, except to the extent the subordination of such Lien is permitted by Section 9.10;

(h) change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or “Required Class Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(h)), without the written consent of each Lender, or (ii) the definition of “Required Revolving Credit Lenders” or “Required Term Loan Lenders”, with the written consent of each Lender under the applicable Facility;

(i) amend Section 1.09 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;

(j) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(k) release (i) the Company from the Company Guaranty without the written consent of each Lender, or (ii) all or substantially all of the value of the Subsidiary Guaranties without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(l) amend Section 2.14(d) as it relates to the termination of a Designated Borrower’s status as such without the written consent of each Lender;

(m) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Incremental Term A-1 Loan Facility, the Required Term Loan Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Credit Lenders; or

(n) directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class without the written consent of the applicable Required Class Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by such L/C Issuer in addition to the Lenders required above, affect the rights or duties of any L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it (including, without limitation, any amendment, waiver or consent that would change Section 1.09 or the definition of Alternative Currency); (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) the L/C Commitment of any L/C Issuer may be amended in a writing executed only by each of the L/C Issuers and the Company and acknowledged by the Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuers, the Company and the Lenders affected thereby to amend the definition of “Alternative Currency” or “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” or Section 1.09 solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.09.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrowers or the other applicable Loan Parties and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents and (y) enter into amendments or modifications to this Agreement (including amendments to this Section 10.01) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.15 (including as applicable, (1) to permit the Incremental Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include Incremental Increases in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto, including the introduction of tranche voting); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment(s) or any increase in any Lender’s Applicable Percentage, in each case, without the written consent of such affected Lender.

Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company, the Administrative Agent or Bank of America, in its capacity as an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender or L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, any L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any other Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service or through the Internet.

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative

Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, liabilities and reasonable and documented out-of-pocket expenses resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, disbursements and other charges of one counsel for the Administrative Agent and the Arrangers, taken as a whole, and, if reasonably necessary, of one local counsel and one regulatory counsel in any relevant jurisdiction for the Administrative Agent and the Arrangers, taken as a whole), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the documented fees, disbursements and other charges of one counsel for the Administrative Agent, the Lenders and the L/C Issuers, taken as a whole, and, if reasonably necessary, of one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the Administrative Agent, the Lenders and each L/C Issuer, taken as a whole, and, solely in the case of a conflict of interest, one additional counsel to all such affected Persons similarly situated, taken as a whole), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Indemnitees, taken as a whole, and, if reasonably necessary, of one local counsel and one applicable regulatory counsel in each relevant jurisdiction to all such Indemnitees, taken as a whole, and, solely in the case of a conflict of interest, one additional counsel to all affected Indemnitees similarly situated, taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING,

IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate Total Credit Exposures at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents(including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term Loan Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of each L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person

(or to a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) Assignee is not a Competitor. Unless an Event of Default has occurred and is continuing (in which case this clause (vii) shall not apply to such assignment), each assignee represents and warrants to the Company that such assignee is not a Competitor.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment (subject to the requirements and limitations set forth therein); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each of the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations set forth therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (including within the meaning of section 151 Dutch Code of Civil Procedure) absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, (i) if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, Bank of America may, (A) upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (B) upon 30 days’ notice to the Company, resign as Swing Line Lender, and (ii) if at any time any other Lender acting as an L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, such Lender may, upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the case may be, or any other Lender as an L/C Issuer. If Bank of America or any other Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding and issued by it as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Revolving Credit Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Bank of America or such other retiring L/C Issuer, as the case may be, to effectively assume the obligations of Bank of America or such other retiring L/C Issuer, as the case may be, with respect to such Letters of Credit issued by it.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder, (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any L/C Issuer or the Swing Line Lender to deliver Borrower Materials or notices to the Lenders or (iii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Company or violating the terms of this Section. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledge that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with Applicable Law; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 10.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of

Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, (A) THE INTERPRETATION OF THE DEFINITION OF “COMPANY MATERIAL ADVERSE EFFECT” UNDER THE LONGHORN ACQUISITION AGREEMENT AND THE DETERMINATION OF WHETHER THERE SHALL HAVE OCCURRED A “COMPANY MATERIAL ADVERSE EFFECT” (AS PROVIDED IN THE LONGHORN ACQUISITION AGREEMENT), (B) THE DETERMINATION OF WHETHER THE LONGHORN ACQUISITION HAS BEEN CONSUMMATED AS CONTEMPLATED BY THE LONGHORN ACQUISITION AGREEMENT, AND (C) THE DETERMINATION OF WHETHER ANY LONGHORN SPECIFIED ACQUISITION AGREEMENT REPRESENTATION IS ACCURATE, AND WHETHER ANY INACCURACY THEREOF ENTITLES THE COMPANY OR ITS APPLICABLE AFFILIATES TO TERMINATE ITS AND/OR THEIR OBLIGATIONS UNDER THE LONGHORN ACQUISITION AGREEMENT, OR TO DECLINE TO CONSUMMATE THE LONGHORN ACQUISITION PURSUANT TO THE LONGHORN ACQUISITION AGREEMENT, SHALL IN EACH CASE BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREUNDER.

(b) SUBMISSION TO JURISDICTION. EXCEPT TO THE EXTENT MANDATED BY APPLICABLE LAW OR RULES OF PROCEDURE, OR AS OTHERWISE EXPRESSLY REQUIRED IN ANY OTHER LOAN DOCUMENT, EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, ANY l/c Issuer, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT

THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) Governing Law Power of Attorney. Each party acknowledges and accepts that, if a party is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in this Agreement or made pursuant to this Agreement, and the power of attorney is governed by Dutch law, that the existence and extent of the attorney’s authority and the effects of the attorney's exercise or purported exercise of its authority shall be governed by Dutch law.

(f) Voting Instruction. Each Loan Party waives any right or power to vote as a creditor of any Loan Party incorporated in the Netherlands or its estate other than in accordance with the instruction of the Administrative Agent for an akkoord within the meaning of the Dutch Bankruptcy Act (Faillissementswet).

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative

Agent, the Arrangers and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to any Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, any L/C Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, any L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, any L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, such L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each L/C Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 Keepwell. The Company hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Subsidiary Guarantor as may be needed by such Subsidiary Guarantor from time to time to honor all of its obligations under the Subsidiary Guaranty to which it is a party and the other Loan Documents to which it is a party in respect of Swap Obligations that would, in absence of the agreement in this Section 10.19, otherwise constitute Excluded Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Company’s obligations and undertakings under this Section 10.19 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Company under this Section 10.19 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. The Company intends this Section 10.19 to constitute, and this Section 10.19 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Subsidiary Guarantor for all purposes of the Commodity Exchange Act.

10.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent, any Lender or any L/C Issuer hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Lender or such L/C Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the

Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Lender or any L/C Issuer from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such L/C Issuer, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, any Lender or any L/C Issuer in such currency, the Administrative Agent, such Lender or such L/C Issuer, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under Applicable Law).

10.21 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Applicable Percentages of the Lenders hereunder and the Borrowers agree to pay any amounts required pursuant to Section 3.05 in connection with such transfers as if all Loans under the Existing Credit Agreement were repaid on the Closing Date, to the extent not waived by the applicable Lenders.

10.22 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10.24 Press Releases. Each Borrower, on behalf of itself and its Affiliates, agrees that it will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent, any Arranger or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) such Borrower or such Affiliate is required to do so under Applicable Law and then, in any event such

Borrower or such Affiliate will consult with the Administrative Agent, such Arranger, such Lender or such Affiliate of any of the foregoing, as applicable, before issuing such press release or other public disclosure.

10.25 Parallel Debt.

(a) Each Loan Party hereby irrevocably and unconditionally undertakes to pay to Bank of America, N.A. in its capacity as Administrative Agent amounts equal to the amounts due in respect of such Loan Party's Corresponding Obligations as they may exist from time to time. The payment undertakings of each Loan Party under this Section 10.25 are each to be referred to as a "Parallel Debt".

(b) Each Parallel Debt will be payable in the currency or currencies of the relevant Corresponding Obligations and will become due and payable as and when and to the extent the relevant Corresponding Obligations become due and payable. An Event of Default in respect of the payment of the Corresponding Obligations shall constitute a default within the meaning of section 3:248 Dutch Civil Code with respect to the payment of the Parallel Debts without any notice being required.

(c) Each of the parties to this Agreement hereby acknowledges that:

(i) each Parallel Debt constitutes an undertaking, obligation and liability to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Loan Party; and

(ii) each Parallel Debt represents the Administrative Agent’s own separate and independent claim to receive payment of each Parallel Debt from the relevant Loan Party,

(iii) it being understood, in each case, that the amounts which may be payable by each Loan Party as Parallel Debt at any time shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations at that time.

(d) An amount paid by a Loan Party to the Administrative Agent in respect of a Parallel Debt will discharge the liability of the Loan Party under the Corresponding Obligations in an equal amount.

(e) For the purpose of this Section 10.25, the Administrative Agent acts in its own name and for the benefit of the Secured Parties, but not as representative of the Secured Parties.

(f) For purposes of any Lien governed by Dutch law, any resignation by, or removal of, the Administrative Agent is not effective with respect to its rights under the Parallel Debts until all rights and obligations under the Parallel Debts have been assigned and assumed to a successor administrative agent.

(g) The Administrative Agent will reasonably cooperate in assigning its rights and obligations under the Parallel Debts to a successor administrative agent and will reasonably cooperate in transferring all rights and obligations under any Netherlands Security Document to such successor administrative agent. All other parties to this Agreement hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfer of all rights and obligations by the Administrative Agent to a successor administrative agent.

10.26 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages intentionally omitted.]

ANNEX B

Amended Exhibit A, Exhibit D and Exhibit J

[Intentionally omitted.]

ANNEX C

Schedule 2.01

[See attached.]

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES1

Lender	Revolving Credit Commitment	Applicable Percentage of Revolving Credit Facility	Incremental Term A-1 Loan Commitment	Applicable Percentage of Incremental Term A-1 Loan Facility
Bank of America, N.A.	$130,000,000.00	17.567567568%	$20,000,000.00	8.510638298%
The Toronto-Dominion Bank, New York Branch	$130,000,000.00	17.567567568%	$20,000,000.00	8.510638298%
Fifth Third Bank, National Association	$80,000,000.00	10.810810811%	$20,000,000.00	8.510638298%
BMO Bank N.A.	$80,000,000.00	10.810810811%	$20,000,000.00	8.510638298%
PNC Bank, National Association	$70,000,000.00	9.459459459%	$20,000,000.00	8.510638298%
Citibank, N.A.	$55,000,000.00	7.432432432%	$20,000,000.00	8.510638298%
City National Bank	$55,000,000.00	7.432432432%	$20,000,000.00	8.510638298%
JPMorgan Chase Bank, N.A.	$55,000,000.00	7.432432432%	$20,000,000.00	8.510638298%
Wells Fargo Bank, National Association	$55,000,000.00	7.432432432%	$20,000,000.00	8.510638298%
HSBC Bank USA, National Association	$30,000,000.00	4.054054054%	-	-
Hancock Whitney Bank	-	-	$30,000,000.00	12.765957447%
SouthState Bank, N.A.	-	-	$25,000,000.00	10.638297872%
Total	$740,000,000.00	100.000000000%	$235,000,000.00	100.000000000%

1 Applicable Percentages may be rounded for ease of reference and actual percentages may differ slightly from this schedule due to such rounding.

ANNEX D

Exhibit C-1 and Exhibit C-2

[Intentionally omitted.]

ANNEX E

Exhibit K

[Intentionally omitted.]